CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
6.375% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share	9,200,000	$25.00	$230,000,000	$25,093

(1)
This filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. Payment of the registration fee to the Securities and Exchange Commission, or the SEC, for the 6.375% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest is being made by the registrant on a “pay-as-you-go” basis, using the current SEC filing fee rate of $109.10 per million.

 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-236577
PROSPECTUS SUPPLEMENT
(To prospectus dated February 21, 2020)
8,000,000 Shares
6.375% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest
(Liquidation Preference $25 Per Share)

We are offering 8,000,000 of our 6.375% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the “Series G Preferred Shares”).
Distributions on the Series G Preferred Shares will be payable quarterly in arrears on the 15th day of January, April, July and October of each year (or, if not on a business day, on the next succeeding business day). The distribution rate is 6.375% per annum of the $25.00 liquidation preference, which is equivalent to $1.59375 per annum per Series G Preferred Share. The first distribution on the Series G Preferred Shares sold in this offering will be paid on October 15, 2021 (long first dividend period) and will be in the amount of $0.67292 per share.
We may not redeem the Series G Preferred Shares before May 13, 2026 except in limited circumstances to preserve our status as a real estate investment trust (“REIT”) for federal income tax purposes and except as described below upon the occurrence of a Change of Control (as defined in “Description of the Series G Preferred Shares — Special Optional Redemption”). On and after May 13, 2026, we may, at our option, redeem the Series G Preferred Shares, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid distributions to, but not including, the date of redemption. In addition, upon the occurrence of a change of control the result of which is that neither our common shares of beneficial interest, $0.01 par value per share (“common shares”), nor the common securities of the acquiring or surviving entity (or American Depositary Receipts (“ADRs”) representing such securities) are listed on the New York Stock Exchange (the “NYSE”), the NYSE American LLC (the “NYSE American”) or the NASDAQ Global Market (“NASDAQ”) or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the Series G Preferred Shares, in whole or in part and within 120 days after the first date on which such change of control occurred, by paying $25.00 per share, plus any accrued and unpaid distributions to, but not including, the date of redemption. If we exercise any of our redemption rights relating to the Series G Preferred Shares, the holders of Series G Preferred Shares will not have the conversion right described below. The Series G Preferred Shares have no maturity date and will remain outstanding indefinitely unless redeemed by us or converted in connection with a change of control by the holders of Series G Preferred Shares. Holders of shares of the Series G Preferred Shares will generally have no voting rights except for limited voting rights if we fail to pay distributions for six or more quarterly periods (whether or not consecutive) and in certain other circumstances.
Upon the occurrence of a change of control the result of which is that neither our common shares nor the common securities of the acquiring or surviving entity (or ADRs representing such securities) are listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on a successor exchange or quotation system, each holder of Series G Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of our election to redeem the Series G Preferred Shares) to convert some or all of the Series G Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series G Preferred Share to be converted equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series G Preferred Share distribution payment and prior to the corresponding Series G Preferred Share distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Share Price (as defined herein); and

•
2.1231 (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.
The Series G Preferred Shares are subject to certain restrictions on ownership designed to preserve our qualification as a REIT for federal income tax purposes.
We intend to file an application to list the Series G Preferred Shares on the NYSE under the symbol “PEB-PG.” If the application is approved, we expect trading of the Series G Preferred Shares on the NYSE to commence within 30 days following the initial delivery of the Series G Preferred Shares.

Investing in the Series G Preferred Shares involves a high degree of risk. Before buying any Series G Preferred Shares, you should carefully read the discussion of material risks of investing in the Series G Preferred Shares under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and beginning on page 3 of our Annual Report on Form 10-K for the year ended December 31, 2020.

	Per Share	Total(1)
Public offering price(2)	$25.00	$200,000,000
Underwriting discount	$0.7875	$6,300,000
Proceeds, before expenses, to us	$24.2125	$193,700,000

(1)
Assumes no exercise of the underwriters’ overallotment option, described below.

(2)
Plus accrued distributions, if any, from May 13, 2021.

We have granted the underwriters the right to purchase up to an additional 1,200,000 Series G Preferred Shares solely to cover overallotments, if any, at the public offering price set forth above, less the underwriting discount, within 30 days from the date of this prospectus supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the Series G Preferred Shares on or about May 13, 2021.

Joint Book-Running Managers
Raymond James	Wells Fargo Securities	BofA Securities	BMO Capital Markets
Senior Co-Managers
Truist Securities	US Bancorp	PNC Capital Markets LLC
Co-Managers
Stifel	BBVA	Capital One Securities
Regions Securities LLC	Scotiabank	SMBC Nikko	TD Securities
The date of this prospectus supplement is May 6, 2021.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.
To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference in this prospectus supplement on or prior to the date of this prospectus supplement, the information in this prospectus supplement will supersede such information.
This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Information by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus. Unless the context otherwise requires, in this prospectus supplement, the terms “company,” “we,” “us” and “our” refer to Pebblebrook Hotel Trust and its consolidated subsidiaries, including Pebblebrook Hotel, L.P., our operating partnership.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may”, “will”, “should”, “potential”, “could”, “seek”, “assume”, “forecast”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. Forward-looking statements in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference herein or therein include, among others, statements about our business strategy, including acquisition and development strategies, industry trends, estimated revenues and expenses, estimated costs and durations of renovation or restoration projects, estimated insurance recoveries, our ability to realize deferred tax assets and expected liquidity needs and sources (including capital expenditures and our ability to obtain financing or raise capital). You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and which could materially affect actual results, performance or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:
•
the COVID-19 pandemic has had, and is expected to continue to have, a significant impact on our financial condition and operations, which impacts our ability to obtain acceptable financing to fund resulting reductions in cash from operations. The current and uncertain future impact of the COVID-19 pandemic, including its effect on the ability or desire of people to travel, is expected to continue to impact our results, operations, outlooks, plans, goals, growth, reputation, cash flows, liquidity and share price;

•
as a result of the COVID-19 pandemic, we suspended operations at some of our hotels and resorts, and if we are unable to recommence operations in the near-term, we may become out of compliance with maintenance covenants in certain of our debt facilities;

•
world events impacting the ability or desire of people to travel may lead to a decline in demand for hotels;

•
risks associated with the hotel industry, including competition, changes in visa and other travel policies by the U.S. government making it less convenient, more difficult or less desirable for international travelers to enter the U.S., increases in employment costs, energy costs and other operating costs, or decreases in demand caused by events beyond our control including, without limitation, actual or threatened terrorist attacks, natural disasters, cyber attacks, any type of flu or disease-related pandemic, or downturns in general and local economic conditions;

•
the availability and terms of financing and capital and the general volatility of securities markets;

•
our dependence on third-party managers of our hotels, including our inability to implement strategic business decisions directly;

•
risks associated with the U.S. and global economies, the cyclical nature of hotel properties and the real estate industry, including environmental contamination and costs of complying with new or existing laws, including the Americans with Disabilities Act and similar laws;

•
interest rate increases;

•
our possible failure to maintain our qualification as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, and the risk of changes in laws affecting REITs;

•
the timing and availability of potential hotel acquisitions and our ability to identify and complete hotel acquisitions and our ability to complete hotel dispositions in accordance with our business strategy;

•
the possibility of uninsured losses;

S-iii

•
risks associated with redevelopment and repositioning projects, including delays and cost overruns;

•
the use of proceeds from the offerings of common shares pursuant to this prospectus supplement; and

•
the factors referenced or incorporated by reference into this prospectus supplement and the accompanying prospectus.

Accordingly, there is no assurance that our expectations will be realized. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

S-iv

SUMMARY
The following summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. Before making a decision to invest in our Series G Preferred Shares, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the risks set forth under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless otherwise indicated, the information in this prospectus supplement assumes that the underwriters’ over-allotment option is not exercised.
OUR COMPANY
General
Pebblebrook Hotel Trust is an internally managed hotel investment company organized to opportunistically acquire and invest in hotel properties located primarily in major U.S. cities, including Boston, Chicago, Key West, Los Angeles, Miami, Naples, New York, Philadelphia, Portland, Santa Monica, San Diego, San Francisco, Seattle and Washington, D.C., with an emphasis on major gateway urban markets. In addition, we also opportunistically target investments in resort properties located near our primary urban target markets, as well as in select destination resort markets such as south Florida and southern California. We focus on both branded and independent full-service hotels in the “upper upscale” segment of the lodging industry. The full-service hotels on which we focus our investment activity generally have one or more restaurants, lounges, meeting facilities and other amenities, as well as high levels of customer service. We conduct substantially all of our operations, and make substantially all of our investments, through our operating partnership, Pebblebrook Hotel, L.P., and its subsidiaries. As of March 31, 2021, the Company owned 53 hotels with a total of 13,326 guest rooms, of which 40 were open, and operations at the remaining 13 hotels were still temporarily suspended, due to the COVID-19 pandemic. We believe our portfolio is well maintained, having redeveloped or renovated 40 of our hotels within the last five years.
We believe that we qualify, and we have elected to be taxed, as a REIT under the Code, commencing with our short taxable year ended December 31, 2009.
Our principal executive offices are located at 4747 Bethesda Avenue, Suite 1100, Bethesda, Maryland 20814. Our telephone number is (240) 507-1300. Our Internet website is www.pebblebrookhotels.com. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus.
Recent Developments
As of May 5, 2021, 48 of our 52 hotels and resorts, containing approximately 90% of our total guest room count, were open. We intend to reopen our hotels whose operations have been temporarily suspended as demand warrants and federal, state and local regulations and requirements allow.
Estimated Average Cash Burn for First Quarter of 2021.   We estimate that for each of January 2021 and February 2021, our total corporate cash burn was approximately $21.0 million, and that for March 2021, it had declined to approximately $12.0 million. We estimate that our total corporate cash burn for the first quarter of 2021 was approximately $54.0 million.

THE OFFERING
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series G Preferred Shares, see “Description of the Series G Preferred Shares” in this prospectus supplement and “Description of Shares of Beneficial Interest — Preferred Shares” in the accompanying prospectus.
Issuer
Pebblebrook Hotel Trust
Securities Offered
8,000,000 Series G Preferred Shares (9,200,000 shares if the underwriters exercise their overallotment option in full). We reserve the right to reopen this series and issue additional Series G Preferred Shares either through public or private sales at any time.
Distributions
Holders of the Series G Preferred Shares will be entitled to receive cumulative cash distributions on the Series G Preferred Shares at the rate of 6.375% per annum of the $25.00 per share liquidation preference (equivalent to $1.59375 per annum per Series G Preferred Shares). Distributions on the Series G Preferred Shares will be payable quarterly in arrears on the 15th day of January, April, July and October of each year (or, if not on a business day, on the next succeeding business day). The first distribution on the Series G Preferred Shares sold in this offering will be paid on October 15, 2021 (long first dividend period) and will be in the amount of $0.67292 per share. Any distribution payable on the Series G Preferred Shares for any partial period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions on the Series G Preferred Shares will accrue whether or not we have earnings, whether or not there are assets legally available for the payment of distributions and whether or not distributions are authorized or declared.
No Maturity
The Series G Preferred Shares have no maturity date, and we are not required to redeem the Series G Preferred Shares. In addition, we are not required to set apart assets to redeem the Series G Preferred Shares. Accordingly, the Series G Preferred Shares will remain outstanding indefinitely unless we decide to redeem them or, under circumstances where the holders of Series G Preferred Shares have a conversion right, the holders of Series G Preferred Shares decide to convert them.
Optional Redemption
We may not redeem the Series G Preferred Shares prior to May 13, 2026, except as described below under “— Special Optional Redemption” and in limited circumstances relating to our continuing qualification as a REIT. On and after May 13, 2026, we may, at our option, redeem the Series G Preferred Shares, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid distributions to, but not including, the date of redemption.
Special Optional Redemption
Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series G Preferred Shares, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid distributions to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we exercise any of our redemption rights relating to the Series G Preferred Shares (whether our optional redemption right or our special optional redemption right), the holders of Series G Preferred Shares will not have the conversion right described below.

A “Change of Control” is when, after the original issuance of the Series G Preferred Shares, the following have occurred and are continuing:
•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series G Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series G Preferred Shares) to convert some or all of the Series G Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series G Preferred Share to be converted equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series G Preferred Share distribution payment and prior to the corresponding Series G Preferred Share distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Share Price; and

•
2.1231 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.
If we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series G Preferred Shares will not have any right to convert the Series G Preferred Shares in connection with the Change of Control Conversion Right and any Series G Preferred Shares subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Share Price” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of the Series G Preferred Shares — Conversion Rights.”
Except as provided above in connection with a Change of Control, the Series G Preferred Shares are not convertible into or exchangeable for any other securities or property.
Notwithstanding any other provision of the Series G Preferred Shares, no holder of the Series G Preferred Shares will be entitled to convert such shares into our common shares to the extent that receipt of such common shares would cause such holder (or any other person) to exceed the share ownership limits contained in our Declaration of Trust and the articles supplementary setting forth the terms of the Series G Preferred Shares. See “Description of Shares of Beneficial Interest — Restrictions on Ownership and Transfer” in the accompanying prospectus.
Liquidation Preference
If we liquidate, dissolve or wind up, the holders of the Series G Preferred Shares will have the right to receive $25.00 per share, plus any accrued and unpaid distributions to, but not including, the date of payment, before any payments are made to the holders of our common shares or any other shares of beneficial interest that rank junior to the Series G Preferred Shares. The rights of holders of Series G Preferred Shares to receive their liquidation preference would be subject to the proportionate rights of any other class or series of our equity securities ranking senior to or on parity with the Series G Preferred Shares as to liquidation. This includes our outstanding 6.50% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (our “Series C Preferred Shares”), with an aggregate liquidation preference of $125,000,000, our outstanding 6.375% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (our “Series D Preferred Shares”), with an aggregate liquidation preference of $125,000,000, our outstanding 6.375% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (our “Series E Preferred Shares”), with an aggregate liquidation preference of $110,000,000, our outstanding 6.30% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (our “Series F Preferred Shares”), with an aggregate liquidation preference of $150,000,000, and any future parity securities that by their terms are on a parity with the Series G Preferred Shares with respect to the payment of distributions and the distribution of assets upon our liquidation, dissolution or winding up (collectively, the “Parity Preferred Shares”).
Ranking
The Series G Preferred Shares rank with respect to payment of distributions and the distribution of assets upon our liquidation, dissolution or winding up:
•
senior to our common shares and to any other of our equity securities that by their terms rank junior to the Series G Preferred Shares;

•
pari passu with our Parity Preferred Shares; and

•
junior to all of our existing and future indebtedness and any equity securities that by their terms rank senior to the Series G Preferred Shares.

Voting Rights
Holders of Series G Preferred Shares generally have no voting rights. However, if we do not pay distributions on the Series G Preferred Shares for six or more quarterly periods, whether or not consecutive, the holders of the Series G Preferred Shares, voting together as a single class with the holders of any other Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional trustees to serve on our Board of Trustees until we pay all distributions which we owe on the Series G Preferred Shares. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding Series G Preferred Shares is required for us to authorize, create or increase shares ranking senior to the Series G Preferred Shares or to amend our Declaration of Trust in a manner that materially and adversely affects the rights of the holders of the Series G Preferred Shares.
Among other things, we may, without any vote of the holders of the Series G Preferred Shares, issue additional Series G Preferred Shares and Parity Preferred Shares.
Information Rights
During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series G Preferred Shares are outstanding, we will (i) transmit by mail to all holders of Series G Preferred Shares as their names and addresses appear in our record books and without cost to such holders, copies of reports containing substantially the same information as would have appeared in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series G Preferred Shares. We will mail (or otherwise provide) the reports to the holders of Series G Preferred Shares within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.
NYSE Symbol
We intend to file an application to list the Series G Preferred Shares on the NYSE under the symbol “PEB-PG.” If listing is approved, we expect trading to commence within 30 days after the initial delivery of the Series G Preferred Shares.
Restrictions on Ownership and Transfer
Our Declaration of Trust and the articles supplementary creating the Series G Preferred Shares contain restrictions on ownership and transfer, including provisions that limit to 9.8% the percentage ownership of the Series G Preferred Shares by any one person or group of affiliated persons. Our Declaration of Trust also limits to 9.8% the percentage ownership of our common shares by any one person or group of affiliated persons. These provisions may limit the ability of the holders of Series G Preferred Shares to convert their

Series G Preferred Shares into our common shares. Our Board of Trustees may, in its sole discretion, exempt a person from the 9.8% ownership limit under certain circumstances.
Use of Proceeds
We estimate that the net proceeds of this offering, after deducting the underwriting discount and other estimated offering expenses payable by us, will be approximately $193.6 million (approximately $222.6 million if the underwriters exercise their overallotment option in full). We will contribute the net proceeds of this offering to our operating partnership. Our operating partnership will use 50% of the proceeds to reduce on a pro rata basis our unsecured term loans maturing in 2021 or 2022 and 50% of the proceeds for general corporate purposes, which may include acquiring and investing in hotel properties in accordance with our investment strategy. As of March 31, 2021, the weighted-average annual interest rate payable on our unsecured term loans maturing in 2021 or 2022, which have a weighted-average maturity of 1.5 years, was approximately 2.69% and their aggregate principal amount outstanding was $388.0 million. Affiliates of certain underwriters participating in this offering are lenders under our outstanding indebtedness and will receive their pro rata portions of the proceeds from this offering used to reduce our outstanding indebtedness. Prior to the use of the net proceeds as described above, we intend to invest the net proceeds in certificates of deposit, interest-bearing short-term investment grade securities or money-market accounts which are consistent with our intention to qualify as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from investments in hotel properties. See “Use of Proceeds.”
Risk Factors
See “Risk Factors” beginning on page S-7 of this prospectus supplement and beginning on page 8 of our Annual Report on Form 10-K for the year ended December 31, 2020, to read about certain risks you should consider before buying the Series G Preferred Shares.
Tax Consequences
Certain material federal income tax considerations of purchasing, owning and disposing of the Series G Preferred Shares are summarized under the heading “Material Federal Income Tax Considerations” in the accompanying prospectus.

RISK FACTORS
An investment in the Series G Preferred Shares involves a high degree of risk. In addition to other information in this prospectus supplement, you should carefully consider the following risks, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2020, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the Series G Preferred Shares. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, prospects and our ability to make cash distributions to holders of the Series G Preferred Shares, which could cause you to lose all or a significant portion of your investment in the Series G Preferred Shares. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” in the accompanying prospectus.
The Series G Preferred Shares are subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional preferred shares and by other transactions.
The Series G Preferred Shares will rank junior to all of our existing and future debt and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. Agreements governing certain of our existing debt contain restrictions on our ability to pay distributions to preferred shareholders and repurchase or redeem preferred shares in certain circumstances, and agreements governing our future debt may include additional restrictions on our ability to pay distributions to preferred shareholders and repurchase or redeem preferred shares. Our Declaration of Trust currently authorizes the issuance of up to 100,000,000 preferred shares in one or more series. Prior to this offering, we have issued 5,000,000 Series C Preferred Shares, 5,000,000 Series D Preferred Shares, 4,400,000 Series E Preferred Shares and 6,000,000 Series F Preferred Shares. In addition, our Board of Trustees has the power under our Declaration of Trust to classify any of our unissued preferred shares, and to reclassify any of our previously classified but unissued preferred shares of any series, from time to time, in one or more classes or series of preferred shares. We may also issue additional Series G Preferred Shares or additional preferred shares in the future which are on a parity with (or, upon the affirmative vote of the holders of at least two-thirds of the outstanding Series G Preferred Shares, senior to) the Series G Preferred Shares with respect to the payment of distributions and the distribution of assets upon our liquidation, dissolution or winding up. The issuance of additional preferred shares on parity with or senior to the Series G Preferred Shares would dilute the interests of the holders of the Series G Preferred Shares, and any issuance of preferred shares senior to the Series G Preferred Shares or of additional indebtedness could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series G Preferred Shares. Other than the conversion right afforded to holders of Series G Preferred Shares that may occur in connection with a Change of Control as described under “Description of the Series G Preferred Shares — Conversion Rights” below, none of the provisions relating to the Series G Preferred Shares contain any provisions relating to or limiting our indebtedness or affording the holders of the Series G Preferred Shares protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series G Preferred Shares, so long as the rights of the holders of the Series G Preferred Shares are not materially and adversely affected.
The Series G Preferred Shares have not been rated.
Our Series G Preferred Shares have not been rated by any nationally recognized statistical rating organization, which may negatively affect their market value and your ability to sell such shares. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series G Preferred Shares. In addition, we may elect in the future to obtain a rating of the Series G Preferred Shares, which could adversely impact the market price of the Series G Preferred Shares. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series G Preferred Shares.

As a holder of Series G Preferred Shares, you will have extremely limited voting rights.
Your voting rights as a holder of Series G Preferred Shares will be limited. Our common shares are the only class of our securities that carry full voting rights. Voting rights for holders of Series G Preferred Shares exist primarily with respect to the ability to elect, together with holders of other Parity Preferred Shares, two additional trustees to our Board of Trustees in the event that six or more quarterly distributions (whether or not consecutive) payable on the Series G Preferred Shares are in arrears, and with respect to voting on amendments to our Declaration of Trust or articles supplementary relating to the Series G Preferred Shares that materially and adversely affect the rights of the holders of Series G Preferred Shares or create additional classes or series of our shares that are senior to the Series D Preferred Shares. Other than the limited circumstances described in this prospectus supplement, holders of Series G Preferred Shares will not have any voting rights. See “Description of the Series G Preferred Shares — Voting Rights.”
The Change of Control conversion feature may not adequately compensate you, and the Change of Control conversion and redemption features of the Series G Preferred Shares may discourage a party from taking over our company or make it more difficult for a party to take over our company.
Upon the occurrence of a Change of Control the result of which is that neither our common shares nor the common securities of the acquiring or surviving entity (or ADRs representing such securities) are listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ, holders of the Series G Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series G Preferred Shares) to convert some or all of their Series G Preferred Shares into our common shares (or equivalent value of alternative consideration) and under these circumstances we will also have a special optional redemption right to redeem the Series G Preferred Shares. See “Description of the Series G Preferred Shares — Conversion Rights” and “— Special Optional Redemption.” Upon such a conversion, the holders will be limited to a maximum number of our common shares equal to the Share Cap multiplied by the number of Series D Preferred Shares converted. If the Common Share Price is less than $11.78 (which is approximately 50% of the per-share closing sale price of our common shares on May 5, 2021), subject to adjustment, the holders will receive a maximum of 2.1231 of our common shares per Series G Preferred Share, which may result in a holder receiving value that is less than the liquidation preference of the Series G Preferred Shares. In addition, those features of the Series G Preferred Shares may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a Change of Control of our company under circumstances that otherwise could provide the holders of our common shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares and Series G Preferred Shares with the opportunity to realize a premium over the then-current market price or that shareholders may otherwise believe is in their best interests.
There is no established trading market for the Series G Preferred Shares, listing on the NYSE does not guarantee a market for the Series G Preferred Shares and the market price and trading volume of the Series G Preferred Shares may fluctuate significantly.
The Series G Preferred Shares are a new issue of securities with no established trading market. We intend to file an application to list the Series G Preferred Shares on the NYSE, but there can be no assurance that the NYSE will approve the Series G Preferred Shares for listing. Even if the NYSE approves the Series G Preferred Shares for listing, an active trading market on the NYSE for the Series G Preferred Shares may not develop or, if it does develop, may not last, in which case the market price of the Series G Preferred Shares could be materially and adversely affected. If an active trading market does develop on the NYSE, the Series G Preferred Shares may trade at prices lower than the initial public offering price. The market price of the Series G Preferred Shares would depend on many factors, including, but not limited to:
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prevailing interest rates;

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the market for similar securities;

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general economic and financial market conditions;

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our issuance, as well as the issuance by our subsidiaries, of additional preferred equity or debt securities; and

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our financial condition, cash flows, liquidity, results of operations, funds from operations and prospects.

We have been advised by the underwriters that they intend to make a market in the Series G Preferred Shares, but they are not obligated to do so and may discontinue market-making at any time without notice.
Increases in market interest rates may have an adverse effect on the market price of the Series G Preferred Shares.
One of the factors that will influence the market price of the Series G Preferred Shares will be the distribution yield on the Series G Preferred Shares (i.e., the annual distributions of the Series G Preferred Shares as a percentage of the market price of the Series G Preferred Shares) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series G Preferred Shares to expect a higher distribution yield (and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution payments). Thus, higher market interest rates could cause the market price of the Series G Preferred Shares to decrease and reduce the amount of funds that are available and may be used to make distribution payments.

USE OF PROCEEDS
We estimate that the net proceeds of this offering, after deducting the underwriting discount and other estimated offering expenses payable by us, will be approximately $193.6 million. If the underwriters exercise their overallotment option in full, the net proceeds will be approximately $222.6 million.
We will contribute the net proceeds of this offering to our operating partnership. Our operating partnership will use 50% of the proceeds to reduce on a pro rata basis our unsecured term loans maturing in 2021 or 2022 and 50% of the proceeds for general corporate purposes, which may include acquiring and investing in hotel properties in accordance with our investment strategy. As of March 31, 2021, the weighted-average annual interest rate payable on our unsecured term loans maturing in 2021 or 2022, which have a weighted-average maturity of 1.5 years, was approximately 2.69% and their aggregate principal amount outstanding was $388.0 million. Affiliates of certain underwriters participating in this offering are lenders under our outstanding indebtedness and will receive their pro rata portions of proceeds from this offering used to reduce our outstanding indebtedness.
Prior to the use of the net proceeds as described above, we intend to invest the net proceeds in certificates of deposit, interest-bearing short-term investment grade securities or money-market accounts which are consistent with our intention to qualify as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from investments in hotel properties.

DESCRIPTION OF THE SERIES G PREFERRED SHARES
This description of the Series G Preferred Shares supplements the description of the general terms and provisions of our shares of beneficial interest, including preferred shares, contained in the accompanying prospectus. You should consult that general description for further information.
General
We currently are authorized to issue up to 100,000,000 preferred shares in one or more series. Each series will have the designations, powers, preferences, rights, qualifications, limitations or restrictions as Maryland law may permit and our Board of Trustees may determine by adoption of applicable articles supplementary to our Declaration of Trust.
This summary of the terms and provisions of the Series G Preferred Shares is not complete. Our Board of Trustees will adopt articles supplementary designating the terms of the Series G Preferred Shares, and you may obtain a complete copy of the articles supplementary designating the Series G Preferred Shares by contacting us. In connection with this offering, we will file the articles supplementary with the SEC. Our Board of Trustees may, without notice to or the consent of holders of Series G Preferred Shares, authorize the issuance and sale of additional Series G Preferred Shares from time to time.
We intend to file an application to list the Series G Preferred Shares on the NYSE under the symbol “PEB-PG.” If listing is approved, we expect trading to commence within 30 days after the initial delivery of the Series G Preferred Shares.
The transfer agent, registrar and distribution disbursement agent for the Series G Preferred Shares is Equiniti Trust Company.
As of the date of this prospectus supplement, we have 5,000,000 Series C Preferred Shares, with an aggregate liquidation preference of $125,000,000, 5,000,000 Series D Preferred Shares, with an aggregate liquidation preference of $125,000,000, 4,400,000 Series E Preferred Shares, with an aggregate liquidation preference of $110,000,000, and 6,000,000 Series F Preferred Shares, with an aggregate liquidation preference of $150,000,000, issued and outstanding.
Ranking
The Series G Preferred Shares rank senior to our common shares and to any other of our future equity securities that we may later authorize or issue that by their terms rank junior to the Series G Preferred Shares with respect to the payment of distributions and the distribution of assets in the event of our liquidation, dissolution or winding up. The Series G Preferred Shares rank pari passu with any Parity Preferred Shares (i.e., our outstanding Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares and any other of our future equity securities that we may later authorize or issue that by their terms are on a parity with the Series G Preferred Shares) with respect to the payment of distributions and the distribution of assets in the event of our liquidation, dissolution or winding up. The Series G Preferred Shares rank junior to any equity securities that we may later authorize or issue that by their terms rank senior to the Series G Preferred Shares with respect to the payment of distributions and the distribution of assets in the event of our liquidation, dissolution or winding up. Any such authorization or issuance of such senior equity securities would require the affirmative vote of the holders of at least two-thirds of the outstanding Series G Preferred Shares. Any convertible debt securities that we may issue are not considered to be equity securities for these purposes. The Series G Preferred Shares rank junior to all of our existing and future indebtedness.
Distributions
Holders of the Series G Preferred Shares will be entitled to receive, when and as authorized by our Board of Trustees, out of assets legally available for the payment of distributions, cumulative cash distributions at the rate of 6.375% per annum of the $25.00 per share liquidation preference, equivalent to $1.59375 per annum per Series G Preferred Shares. Distributions on the Series G Preferred Shares will accumulate on a daily basis and be cumulative from and including the original date of issuance and be payable quarterly in arrears on the 15th day of January, April, July and October of each year (or, if not on a business day, on the next succeeding business day). The first distribution on the Series G Preferred Shares sold in this offering will be paid on October 15, 2021 (long first dividend period) and will be in the amount of $0.67292 per share. Distributions payable on the Series G Preferred Shares for any partial period will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will pay distributions to holders of record as they appear in our share records at the close of business on the applicable record date, which will be the first day of the calendar month in which the applicable distribution payment date falls, or such other date as designated by our Board of Trustees for the payment of distributions that is not more than 90 days nor fewer than 10 days prior to the distribution payment date.
Our Board of Trustees will not authorize, and we will not pay, any distributions on the Series G Preferred Shares or set apart assets for the payment of distributions if the terms of any of our agreements, including agreements relating to our indebtedness, prohibit that authorization, payment or setting aside of assets or provide that the authorization, payment or setting aside of assets is a breach of or a default under that agreement, or if the authorization, payment or setting aside of assets is restricted or prohibited by law. We are and may in the future become a party to agreements that restrict or prevent the payment of distributions on, or the purchase or redemption of, our shares of beneficial interest. Under certain circumstances, these agreements could restrict or prevent the payment of distributions on or the purchase or redemption of Series G Preferred Shares. These restrictions may be indirect (for example, covenants requiring us to maintain specified levels of net worth or assets) or direct. We do not believe that these restrictions currently have any adverse impact on our ability to pay distributions on the Series G Preferred Shares.
Notwithstanding the foregoing, distributions on the Series G Preferred Shares will accrue whether or not we have earnings, whether or not there are assets legally available for the payment of distributions and whether or not distributions are authorized or declared. Accrued but unpaid distributions on the Series G Preferred Shares will not bear interest, and the holders of the Series G Preferred Shares will not be entitled to any distributions in excess of full cumulative distributions as described above. All of our distributions on Series G Preferred Shares, including any capital gain distributions, will be credited to the previously accrued distributions on the Series G Preferred Shares. We will credit any distribution made on Series G Preferred Shares first to the earliest accrued and unpaid distribution due.
We will not declare or pay any distributions, or set apart any assets for the payment of distributions (other than in common shares or other shares ranking junior to the Series G Preferred Shares as to distributions and upon liquidation), on our common shares or any other shares that rank on a parity with or junior to the Series G Preferred Shares as to distributions or upon liquidation, if any, or redeem, purchase or otherwise acquire our common shares or any other shares that rank on a parity with or junior to the Series G Preferred Shares as to distributions or upon liquidation, unless we also have declared and either paid or set apart for payment the full cumulative distributions on the Series G Preferred Shares for all past distribution periods. This restriction will not limit conversion into or exchange for any of our other shares ranking junior to the Series G Preferred Shares as to distributions and upon liquidation or our redemption, purchase or other acquisition of shares under incentive, benefit or share purchase plans for officers, trustees or employees or others performing or providing similar services or for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our Declaration of Trust in order to preserve our status as a REIT.
If we do not declare and either pay or set apart for payment the full cumulative distributions on the Series G Preferred Shares and all shares that rank on a parity with Series G Preferred Shares, the amount which we have declared will be allocated pro rata to the Series G Preferred Shares and to each parity series of shares so that the amount declared for each Series G Preferred Share and for each share of each parity series is proportionate to the accrued and unpaid distributions on those shares.
Liquidation Rights
In the event of our liquidation, dissolution or winding up, the holders of the Series G Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our shareholders (after payment or provision for payment of all of our debts and other liabilities) liquidating distributions in cash equal to a liquidation preference of $25.00 per share, plus any accrued and unpaid distributions to, but not including, the date of the payment. Holders of Series G Preferred Shares will be entitled to receive this liquidating distribution before we distribute any assets to holders of our common shares or any other shares of beneficial interest that rank junior to the Series G Preferred Shares. The rights of holders of Series G Preferred Shares to receive their liquidation preference would be subject to preferential rights of the holders of any series of shares that is senior to the Series G Preferred Shares. Written notice will be given to each holder of Series G Preferred Shares of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Series G Preferred Shares will have no right or claim to any of our remaining assets. If we consolidate, merge or convert with or into any other entity, sell, lease, transfer or convey all or substantially all of our property or business, or engage in a statutory share exchange, we will not be deemed to have liquidated. As of the date of this prospectus supplement, we have 5,000,000 Series C Preferred Shares, with an aggregate liquidation preference of $125,000,000, 5,000,000 Series D Preferred Shares, with an aggregate liquidation preference of $125,000,000, 4,400,000 Series E Preferred Shares, with an aggregate liquidation preference of $110,000,000, and 6,000,000 Series F Preferred Shares, with an aggregate liquidation preference of $150,000,000, outstanding. In the event our assets are insufficient to pay the full liquidating distributions to the holders of Series G Preferred Shares and all the Parity Preferred Shares, including our Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares, then we will distribute our assets to the holders of Series G Preferred Shares and all the Parity Preferred Shares, including our Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares, ratably in proportion to the full liquidating distributions they would have otherwise received.
Redemption
We may not redeem the Series G Preferred Shares prior to May 13, 2026, except as described below under “— Special Optional Redemption” and “— Restrictions on Ownership and Transfer.” On and after May 13, 2026, upon no fewer than 30 days’ nor more than 60 days’ written notice, we may, at our option, redeem the Series G Preferred Shares, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid distributions to, but not including, the date of redemption. Unless full cumulative distributions on all Series G Preferred Shares shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, no Series G Preferred Shares shall be redeemed unless all outstanding Series G Preferred Shares are simultaneously redeemed.
We will give notice of redemption by mail to each holder of record of Series G Preferred Shares at the address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series G Preferred Shares except as to the holder to whom notice was defective or not given. Each notice will state the following:
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the redemption date;

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the redemption price;

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the number of Series G Preferred Shares to be redeemed;

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the place or places where the certificates for the Series G Preferred Shares are to be surrendered for payment; and

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that distributions on the Series G Preferred Shares to be redeemed will cease to accrue on such redemption date.

If we redeem fewer than all of the Series G Preferred Shares, the notice of redemption mailed to each shareholder will also specify the number of Series G Preferred Shares that we will redeem from each shareholder. In this case, we will determine the number of Series G Preferred Shares to be redeemed on a pro rata basis or by lot.
If we have given a notice of redemption and have set apart sufficient assets for the redemption in trust for the benefit of the holders of the Series G Preferred Shares called for redemption, then from and after the redemption date, those Series G Preferred Shares will be treated as no longer being outstanding, no further distributions will accrue and all other rights of the holders of those Series G Preferred Shares will terminate.

The holders of those Series G Preferred Shares will retain their right to receive the redemption price for their shares and any accrued and unpaid distributions to, but not including, the redemption date.
The holders of Series G Preferred Shares at the close of business on a distribution record date will be entitled to receive the distribution payable with respect to the Series G Preferred Shares on the corresponding payment date notwithstanding the redemption of the Series G Preferred Shares between such record date and the corresponding payment date. Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series G Preferred Shares to be redeemed.
The Series G Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions, except as provided under “— Restrictions on Ownership and Transfer” below. In order to ensure that we continue to meet the requirements for qualification as a REIT, the Series G Preferred Shares will be subject to the restrictions on ownership and transfer in Article VII of our Declaration of Trust.
Subject to applicable law, we may purchase Series G Preferred Shares in the open market, by tender or by private agreement. We are permitted to return any Series G Preferred Shares that we reacquire to the status of authorized but unissued shares.
Special Optional Redemption
Upon the occurrence of a Change of Control, we may, at our option, redeem the Series G Preferred Shares, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid distributions to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to Series G Preferred Shares (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series G Preferred Shares to which such notice of redemption relates will not have the conversion right described below under “— Conversion Rights” and such Series G Preferred Shares will instead be redeemed in accordance with such notice.
We will mail to you, if you are a record holder of Series G Preferred Shares, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series G Preferred Shares except as to the holder to whom notice was defective or not given. Each notice will state the following:
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the redemption date;

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the redemption price;

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the number of Series G Preferred Shares to be redeemed;

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the place or places where the certificates for the Series G Preferred Shares are to be surrendered for payment, to the extent such shares are certificated;

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that the Series G Preferred Shares are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

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that the holders of the Series G Preferred Shares to which the notice relates will not be able to tender such Series G Preferred Shares for conversion in connection with the Change of Control and each Series G Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and

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that distributions on the Series G Preferred Shares to be redeemed will cease to accrue on such redemption date.

If we redeem fewer than all of the Series G Preferred Shares, the notice of redemption mailed to each shareholder will also specify the number of Series G Preferred Shares that we will redeem from each shareholder. In this case, we will determine the number of Series G Preferred Shares to be redeemed on a pro rata basis or by lot.

If we have given a notice of redemption and have set apart sufficient assets for the redemption in trust for the benefit of the holders of the Series G Preferred Shares called for redemption, then from and after the redemption date, those Series G Preferred Shares will be treated as no longer being outstanding, no further distributions will accrue and all other rights of the holders of those Series G Preferred Shares will terminate. The holders of those Series G Preferred Shares will retain their right to receive the redemption price for their shares and any accrued and unpaid distributions to, but not including, the redemption date.
The holders of Series G Preferred Shares at the close of business on a distribution record date will be entitled to receive the distribution payable with respect to the Series G Preferred Shares on the corresponding payment date notwithstanding the redemption of the Series G Preferred Shares between such record date and the corresponding payment date. Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series G Preferred Shares to be redeemed.
A “Change of Control” is when, after the original issuance of the Series G Preferred Shares, the following have occurred and are continuing:
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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series G Preferred Shares will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series G Preferred Shares as described under “— Redemption” or “— Special Optional Redemption” above to convert some or all of the Series G Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of our common shares per Series G Preferred Share (the “Common Share Conversion Consideration”) equal to the lesser of:
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the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series G Preferred Share distribution payment and prior to the corresponding Series G Preferred Share distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Share Price; and

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2.1231 (i.e., the Share Cap), subject to the adjustments described below.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares as follows: the adjusted Share Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of our common shares outstanding after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of our common shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed 16,984,800

(or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters’ exercise their overallotment option in full, not to exceed 19,532,520 in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap and for additional issuances of Series G Preferred Shares in subsequent offerings, if any.
In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series G Preferred Shares will receive upon conversion of such Series G Preferred Shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the Series G Preferred Shares will receive will be the form of consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
We will not issue fractional common shares upon the conversion of the Series G Preferred Shares. Instead, we will pay the cash value of such fractional shares.
Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series G Preferred Shares a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:
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the events constituting the Change of Control;

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the date of the Change of Control;

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the last date on which the holders of Series G Preferred Shares may exercise their Change of Control Conversion Right;

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the method and period for calculating the Common Share Price;

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the Change of Control Conversion Date;

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that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series G Preferred Shares, the holders will not be able to convert Series G Preferred Shares and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

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if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series G Preferred Share;

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the name and address of the paying agent and the conversion agent; and

•
the procedures that the holders of Series G Preferred Shares must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series G Preferred Shares.

To exercise the Change of Control Conversion Right, a holder of Series G Preferred Shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing Series G Preferred Shares to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:
•
the relevant Change of Control Conversion Date;

•
the number of Series G Preferred Shares to be converted; and

•
that the Series G Preferred Shares are to be converted pursuant to the applicable provisions of the Series G Preferred Shares.

The “Change of Control Conversion Date” is the date the Series G Preferred Shares are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series G Preferred Shares.
The “Common Share Price” will be: (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and (ii) the average of the closing prices for our common shares on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our common shares is other than solely cash.
Holders of Series G Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:
•
the number of withdrawn Series G Preferred Shares;

•
if certificated Series G Preferred Shares have been issued, the certificate numbers of the withdrawn Series G Preferred Shares; and

•
the number of Series G Preferred Shares, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series G Preferred Shares are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company (“DTC”).
Series G Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem such Series G Preferred Shares, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series G Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series G Preferred Shares will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but not including, the redemption date.
We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.
In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series G Preferred Shares into our common shares. Notwithstanding any other provision of the Series G Preferred Shares, no holder of Series G Preferred Shares will be entitled to convert such Series G Preferred Shares for our common shares to the extent that receipt of such common shares would cause such holder (or any other person) to exceed the share ownership limits contained in our Declaration of Trust and the articles supplementary setting forth the terms of the Series G Preferred Shares, unless we provide an exemption from this limitation for such holder. See “— Restrictions on Ownership and Transfer” below.

These Change of Control conversion and redemption features may discourage a party from taking over our company or make it more difficult for a party to take over our company. See “Risk Factors — The Change of Control conversion feature may not adequately compensate you, and the Change of Control conversion and redemption features of the Series G Preferred Shares may discourage a party from taking over our company or make it more difficult for a party to take over our company.”
Except as provided above in connection with a Change of Control, the Series G Preferred Shares are not convertible into or exchangeable for any other securities or property.
Voting Rights
Holders of Series G Preferred Shares will have no voting rights, except as set forth below.
Whenever distributions on the Series G Preferred Shares are due but unpaid for six or more quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the number of trustees then constituting our Board of Trustees shall be increased by two and the holders of the Series G Preferred Shares, voting together as a single class with the holders of any other Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional trustees to serve on our Board of Trustees (the “Preferred Shares Trustees”) at a special meeting called by the holders of at least 33% of the outstanding Series G Preferred Shares or the holders of at least 33% of any such other class or series of Parity Preferred Shares so in arrears if the request is received 90 or more days before the next annual or special meeting of shareholders, or at the next annual or special meeting of shareholders, and at each subsequent annual or special meeting of shareholders until all distributions accumulated on the Series G Preferred Shares for the past distribution periods have been fully paid or declared and set apart for payment in full.
If and when all accumulated distributions in arrears on the Series G Preferred Shares shall have been paid in full or declared and set apart for payment in full, the holders of the Series G Preferred Shares shall be divested of the voting rights as described in this section (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions in arrears have been paid in full or declared and set apart for payment in full on all other classes or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Shares Trustee so elected shall terminate. Any Preferred Shares Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series G Preferred Shares when they have the voting rights set forth as described in this section (voting together as a single class with all other classes or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Shares Trustee may be filled by written consent of the Preferred Shares Trustee remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding Series G Preferred Shares when they have the voting rights set forth in this section (voting together as a single class with all other classes or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable). The Preferred Shares Trustees shall each be entitled to one vote per trustee on any matter.
So long as any Series G Preferred Shares remain outstanding, we shall not, without the affirmative vote of the holders of at least two-thirds of the Series G Preferred Shares outstanding at the time: (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series G Preferred Shares with respect to payment of distributions or rights upon liquidation, dissolution or winding up of our company, or reclassify any authorized shares of our company into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of our Declaration of Trust (including the articles supplementary), whether by merger, consolidation or otherwise, in each case in such a way that would materially and adversely affect any right, preference, privilege or voting power of the Series G Preferred Shares; provided, however, that with respect to the occurrence of any event set forth in (ii) above, so long as (a) the Series G Preferred Shares remain outstanding with the terms thereof materially unchanged, or (b) the holders of the Series G Preferred Shares receive equity securities with rights, preferences, privileges and voting powers substantially the same as those of the Series G Preferred Shares, then the occurrence of any such event shall not be deemed to materially and adversely affect the rights, privileges or voting powers of the holders of the Series G Preferred Shares. In addition, any increase in the amount of authorized Series G Preferred Shares or the creation or issuance, or increase in the amounts authorized, of any other equity securities ranking on a parity with or junior to the Series G Preferred Shares with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding up of our company, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series G Preferred Shares.
In any matter in which the Series G Preferred Shares are entitled to vote, each Series G Preferred Share will be entitled to one vote. If the holders of Series G Preferred Shares and another class or series of preferred shares, including our Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares, are entitled to vote together as a single class on any matter, the Series G Preferred Shares and the shares of such other series will have one vote for each $25.00 of liquidation preference.
Information Rights
During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series G Preferred Shares are outstanding, we will (i) transmit by mail to all holders of Series G Preferred Shares as their names and addresses appear in our record books and without cost to such holders, copies of reports containing substantially the same information as would have appeared in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series G Preferred Shares. We will mail (or otherwise provide) the reports to the holders of Series G Preferred Shares within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.
Restrictions on Ownership and Transfer
For information regarding restrictions on ownership and transfer of the Series G Preferred Shares, see “Description of Shares of Beneficial Interest — Restrictions on Ownership and Transfer” in the accompanying prospectus. The articles supplementary for the Series G Preferred Shares will provide that the ownership limitation described in the accompanying prospectus applies to ownership of Series G Preferred Shares as a separate class pursuant to Article VII of our Declaration of Trust, under which Series G Preferred Shares owned by a shareholder in excess of the ownership limit will be transferred to a charitable trust and may be purchased by us under certain circumstances. Our Board of Trustees may, in its sole discretion, exempt a person from the ownership limit, as described in “Description of Shares of Beneficial Interest — Restrictions on Ownership and Transfer” in the accompanying prospectus.
Ownership limits also apply to our common shares. See “Description of Shares of Beneficial Interest — Restrictions on Ownership and Transfer” in the accompanying prospectus. Notwithstanding any other provision of the Series G Preferred Shares, no holder of the Series G Preferred Shares will be entitled to convert any Series G Preferred Shares into our common shares to the extent that receipt of our common shares would cause such holder or any other person to exceed the ownership limits contained in our Declaration of Trust or in the articles supplementary for the Series G Preferred Shares.
Preemptive Rights
No holders of the Series G Preferred Shares shall, as the holders, have any preemptive rights to purchase or subscribe for our common shares or any other security of our company.
Book-Entry Procedures
The Series G Preferred Shares will only be issued in the form of global securities held in book-entry form. DTC or its nominee will be the sole registered holder of the Series G Preferred Shares. Owners of beneficial interests in the Series G Preferred Shares represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of other interests, including any right to convert or require repurchase of their interests in the Series G Preferred Shares, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the Series G Preferred Shares under the global securities or the articles supplementary. We and any of our agents may treat DTC as the sole holder and registered owner of the global securities.
DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
The Series G Preferred Shares, represented by one or more global securities, will be exchangeable for certificated securities with the same terms only if:
•
DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; or

•
we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

Global Clearance and Settlement Procedures
Initial settlement for the Series G Preferred Shares will be made in immediately available funds. Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

UNDERWRITING
Subject to the terms and conditions contained in an underwriting agreement among us, our operating partnership, and the underwriters named below, for whom Raymond James & Associates, Inc., Wells Fargo Securities, LLC and BofA Securities, Inc. are acting as representatives, we have agreed to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from us, the respective number of Series G Preferred Shares shown opposite their names below:
Underwriter	Number of Shares
Raymond James & Associates, Inc.	2,000,000
Wells Fargo Securities, LLC	2,000,000
BofA Securities, Inc.	1,000,000
BMO Capital Markets Corp.	400,000
Truist Securities, Inc.	320,000
U.S. Bancorp Investments, Inc.	320,000
PNC Capital Markets LLC	240,000
Stifel, Nicolaus & Company, Incorporated	280,000
BBVA Securities Inc.	240,000
Capital One Securities, Inc.	240,000
Regions Securities LLC	240,000
Scotia Capital (USA) Inc.	240,000
SMBC Nikko Securities America, Inc.	240,000
TD Securities (USA) LLC	240,000
Total	8,000,000
The underwriters have agreed, severally and not jointly, to purchase all of the Series G Preferred Shares sold under the underwriting agreement if any of those Series G Preferred Shares are purchased.
We have agreed to indemnify the underwriters and their respective controlling persons against specified liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the Series G Preferred Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel and other conditions such as the receipt by the underwriters of officers’ certificates, comfort letters and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that they propose initially to offer the Series G Preferred Shares to the public at the public offering price appearing on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.50 per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $0.45 per share to other dealers. After the initial offering, the public offering price and other selling terms may be changed.
The following table shows the per share and total public offering price, the underwriting discount and proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their overallotment option described below.

	Per Share	Total
		Without Over allotment Option	With Over allotment Option
Public offering price(1)	$25.00	$200,000,000	$230,000,000
Underwriting discount	$0.7875	$6,300,000	$7,245,000
Proceeds, before expenses, to us	$24.2125	$193,700,000	$222,755,000

(1)
Plus accrued distributions, if any, from May 13, 2021.

The expenses of the offering, exclusive of the underwriting discount, are estimated at approximately $150,000 and are payable by us.
Settlement
We expect that delivery of the Series G Preferred Shares will be made to investors on or about May 13, 2021, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series G Preferred Shares prior to two business days before the date of delivery will be required, by virtue of the fact that the Series G Preferred Shares initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series G Preferred Shares who wish to trade the Series G Preferred Shares prior to two business days before the date of delivery hereunder should consult their advisors.
Option to Purchase Additional Shares
We have granted an option to the underwriters to purchase up to 1,200,000 additional Series G Preferred Shares, at the public offering price appearing on the cover page of this prospectus supplement, less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering overallotments, if any, in connection with this offering. To the extent this overallotment option is exercised, each underwriter will become obligated, subject to conditions, to purchase a number of additional Series G Preferred Shares approximately proportionate to its initial purchase commitment. The underwriters may exercise this overallotment option for 30 days from the date of this prospectus supplement. If any additional Series G Preferred Shares are purchased, the underwriters will offer the additional Series G Preferred Shares on the same terms as those on which the 8,000,000 Series G Preferred Shares are being offered.
No Sales of Series G Preferred Shares
We have agreed that, for a period of 30 days after the date of this prospectus supplement and subject to certain exceptions, we will not, without the prior written consent of Raymond James & Associates, Inc., Wells Fargo Securities, LLC and BofA Securities, Inc., (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Series G Preferred Shares or any securities convertible into or exercisable or exchangeable for Series G Preferred Shares or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Series G Preferred Shares, whether any such swap or transaction is to be settled by delivery of Series G Preferred Shares or other securities, in cash or otherwise.
New York Stock Exchange Listing
No market currently exists for the Series G Preferred Shares. We intend to file an application to list the Series G Preferred Shares on the NYSE under the symbol “PEB-PG.” If listing is approved, we expect trading to commence within 30 days after the initial delivery of the Series G Preferred Shares. The underwriters have advised us that they intend to make a market in the Series G Preferred Shares before commencement of trading on the NYSE. They will have no obligation to make a market in the Series G Preferred Shares, however, and may cease market-making activities, if commenced, at any time.
Price Stabilization and Short Positions
Until the distribution of the Series G Preferred Shares is completed, SEC rules may limit the ability of the underwriters to bid for or purchase the Series G Preferred Shares. However, the representatives may engage in transactions that have the effect of stabilizing the price of the Series G Preferred Shares, such as purchases that peg, fix or maintain that price.
If the underwriters create a short position in the Series G Preferred Shares in connection with this offering, i.e., if they sell more Series G Preferred Shares than are listed on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing Series G Preferred Shares in the open market. The underwriters may also elect to reduce any short position by exercising all or part of their overallotment option described above. Purchases of Series G Preferred Shares that stabilize the per share price or to reduce a short position may cause the price of the Series G Preferred Shares to be higher than it might be in the absence of those purchases.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series G Preferred Shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.
Other Relationships
The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they have received and may continue to receive customary fees and commissions. Affiliates of certain underwriters in this offering are lenders under our unsecured term loan facilities and will receive their pro rata portion of the net proceeds from this offering used to reduce the outstanding borrowings under our unsecured term loans.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of us or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Series G Preferred Shares offered hereby. Any such short positions could adversely affect future trading prices of the Series G Preferred Shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in the United Kingdom
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the Series G Preferred Shares offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Series G Preferred Shares offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.
In the United Kingdom, none of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the UK Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of the Series G Preferred Shares in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the Series G Preferred Shares. Accordingly any person making or intending to make an offer in the UK of the Series G Preferred Shares which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of Series G Preferred Shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Series G Preferred Shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Series G Preferred Shares in, from or otherwise involving the United Kingdom.
In relation to the United Kingdom, no offer of Series G Preferred Shares which are the subject of the offering contemplated by this prospectus supplement, the accompanying prospectus and any related free writing prospectus to the public may be made in the United Kingdom other than:
(a)
to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the United Kingdom subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

(c)
in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of Series G Preferred Shares shall require us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA.
For the purposes of this provision, the expression “an offer of Series G Preferred Shares to the public” in relation to any Series G Preferred Shares means the communication in any form and by any means of sufficient information on the terms of the offer and the Series G Preferred Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Series G Preferred Shares.
Notice to Prospective Investors in the Netherlands
This prospectus supplement and the accompanying prospectus are not addressed to or intended for and the Series G Preferred Shares described in this prospectus supplement and the accompanying prospectus are not and will not be, directly or indirectly, offered, sold, transferred or delivered to any individual or legal entity in the Netherlands except to individuals or entities that are qualified investors (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht, Wft). As a consequence no approved prospectus has to be published in the Netherlands pursuant to Article 3 of the European Directive 2003/71/EC as amended (including by Directive 2010/73/EU) and implemented in Netherlands law.
Notice to Prospective Investors in Canada
The Series G Preferred Shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the Series G Preferred Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Hunton Andrews Kurth LLP. Venable LLP, Baltimore, Maryland, will issue an opinion to us regarding certain matters of Maryland law, including the validity of the Series G Preferred Shares offered by this prospectus supplement. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters.
EXPERTS
The consolidated financial statements and schedule of Pebblebrook Hotel Trust as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SEC rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and the accompanying prospectus and before the date that the offering of Series G Preferred Shares by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•
our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 23, 2021;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on April 29, 2021;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2021;

•
our Current Reports on Form 8-K filed with the SEC on February 9, 2021, February 23, 2021, March 15, 2021, April 5, 2021 and May 3, 2021;

•
the description of our common shares included in our Registration Statement on Form 8-A filed with the SEC on December 4, 2009, including any amendments and reports filed for the purpose of updating such description; and

•
the descriptions of our Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares included in our Registration Statements on Form 8-A filed with the SEC on March 14, 2013, June 6, 2016, November 30, 2018 and November 30, 2018, respectively.

All documents or portions thereof that we file (but not those or portions thereof that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the accompanying prospectus and prior to the termination of the offering of the Series G Preferred Shares covered under this prospectus supplement and the accompanying prospectus shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents. Our filings with the SEC are also available to the public through the SEC’s Internet website www.sec.gov and through the NYSE, 11 Wall Street, New York, New York 10005, on which the Series G Preferred Shares will be listed if listing is approved.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Pebblebrook Hotel Trust, 4747 Bethesda Avenue, Suite 1100, Bethesda, Maryland 20814, Attn: Chief Financial Officer, Telephone: (240) 507-1300.

PROSPECTUS
PEBBLEBROOK HOTEL TRUST
Common Shares
Preferred Shares
Debt Securities
Warrants
Units

We may offer, issue and sell from time to time, together or separately, the securities described in this prospectus.
We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.
Our common shares of beneficial interest, $0.01 par value per share, or our common shares, are listed on the New York Stock Exchange, or the NYSE, under the trading symbol “PEB.” On February 19, 2020, the closing price of our common shares on the NYSE was $24.19 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter system. If we decide to seek a listing for any of those securities, that will be disclosed in a prospectus supplement.
Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission before making a decision to invest in our securities.
We impose certain restrictions on the ownership and transfer of our common shares and our shares of beneficial interest. You should read the information under the section entitled “Description of Shares of Beneficial Interest — Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 21, 2020.

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”
This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to “our company,” “we,” “us” and “our” mean Pebblebrook Hotel Trust and its consolidated subsidiaries, including Pebblebrook Hotel, L.P., our operating partnership.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 20, 2020;

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our Current Report on Form 8-K filed with the SEC on February 19, 2020;

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the description of our common shares included in our Registration Statement on Form 8-A filed with the SEC on December 4, 2009, including any amendments and reports filed for the purpose of updating such description; and

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the descriptions of our Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares (each as defined below) included in our Registration Statements on Form 8-A filed with the SEC on March 14, 2013, June 6, 2016, November 30, 2018 and November 30, 2018, respectively.

All documents or portions thereof that we file (but not those or portions thereof that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents. Our filings with the SEC are also available to the public through the SEC’s Internet website www.sec.gov.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Pebblebrook Hotel Trust, 4747 Bethesda Avenue, Suite 1100, Bethesda, Maryland 20814, Attn: Chief Financial Officer, Telephone: (240) 507-1300.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file reports, proxy statements and other information with the SEC. Copies of such reports, proxy statements and other information, as well as the registration statement and the exhibits and schedules thereto, may be obtained from the SEC’s website at www.sec.gov. Copies of these documents may be available on our website at www.pebblebrookhotels.com. Our internet website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement thereto.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the information incorporated by reference herein and therein, contains, and documents we subsequently file with the SEC and incorporate by reference may contain, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “potential,” “could,” “seek,” “assume,” “forecast,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this prospectus or in the documents incorporated by reference include, among others, statements about our business strategy, including acquisition and development strategies, industry trends, estimated revenues and expenses, estimated costs and durations of renovation or restoration projects, estimated insurance recoveries, our ability to realize deferred tax assets and expected liquidity needs and sources (including capital expenditures and our ability to obtain financing or raise capital). You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and which could materially affect actual results, performance or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:
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risks associated with the hotel industry, including competition, changes in visa and other travel policies by the U.S. government making it less convenient, more difficult or less desirable for international travelers to enter the U.S., increases in employment costs, energy costs and other operating costs, or decreases in demand caused by events beyond our control including, without limitation, actual or threatened terrorist attacks, natural disasters, cyber-attacks, any type of flu or disease-related pandemic, or downturns in general and local economic conditions;

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the availability and terms of financing and capital and the general volatility of securities markets;

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our dependence on third-party managers of our hotels, including our inability to implement strategic business decisions directly;

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risks associated with the U.S. and global economics, the cyclical nature of hotel properties, and the real estate industry, including environmental contamination and costs of complying with new or existing laws, including the Americans with Disabilities Act and similar laws;

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interest rate increases;

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our possible failure to maintain our qualification as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, and the risk of changes in laws affecting REITs;

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the timing and availability of potential hotel acquisitions, our ability to identify and complete hotel acquisitions and our ability to complete hotel dispositions in accordance with our business strategy;

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the possibility of uninsured losses;

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risks associated with redevelopment and repositioning projects, including delays and cost overruns; and

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the factors referenced or incorporated by reference into this prospectus and any prospectus supplement, as well as the factors described under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the SEC.

Accordingly, there is no assurance that our expectations will be realized. Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
OUR COMPANY
We are an internally managed hotel investment company organized to opportunistically acquire and invest in hotel properties located primarily in major U.S. cities, including Atlanta, Boston, Chicago, Key West, Los Angeles, Miami, Nashville, Naples, New York, Philadelphia, Portland, Santa Monica, San Diego, San Francisco, Seattle and Washington, D.C., with an emphasis on major gateway urban markets. In addition, we also opportunistically target investments in resort properties located near our primary urban target markets, as well as in select destination resort markets such as south Florida and southern California. We focus on both branded and independent full-service hotels in the “upper upscale” segment of the lodging industry. The full-service hotels on which we focus our investment activity generally have one or more restaurants, lounges, meeting facilities and other amenities, as well as high levels of customer service. As of December 31, 2019, our company owned 56 hotels with a total of 14,013 guest rooms.
We conduct substantially all of our operations, and make substantially all of our investments, through our operating partnership, Pebblebrook Hotel, L.P., and its subsidiaries.
We believe that we qualify, and we have elected to be taxed, as a REIT under the Code, commencing with our short taxable year ended December 31, 2019.
Our principal executive offices are located at 4747 Bethesda Avenue, Suite 1100, Bethesda, Maryland 20814. Our telephone number is (240) 507-1300. Our internet website is www.pebblebrookhotels.com. The information contained on our website is not part of this prospectus.
RISK FACTORS
Before purchasing the securities offered by this prospectus you should carefully consider the risk factors incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2019, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference into this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By

Reference.” Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.
USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, repayment of indebtedness and working capital. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.
DESCRIPTION OF THE SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of our common shares, preferred shares, debt securities, warrants to purchase debt or equity securities and units that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST
Although the following summary describes the material terms of our shares of beneficial interest, it is not a complete description of the Maryland REIT Law, or the MRL, the Maryland General Corporation Law, or the MGCL, provisions applicable to a Maryland real estate investment trust or our declaration of trust and bylaws. We have incorporated by reference our declaration of trust and bylaws as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Our declaration of trust provides that we may issue up to 500,000,000 common shares, $0.01 par value per share, and 100,000,000 preferred shares of beneficial interest, $0.01 par value per share, or preferred shares. As of February 14, 2020, 130,634,135 common shares, 5,000,000 6.50% Series C Cumulative Redeemable Preferred Shares, $0.01 par value per share, or our Series C Preferred Shares, 5,000,000 6.375% Series D Cumulative Redeemable Preferred Shares, $0.01 par value per share, or our Series D Preferred Shares, 4,400,000 6.375% Series E Cumulative Redeemable Preferred Shares, $0.01 par value per share, or our Series E Preferred Shares, and 6,000,000 6.3% Series F Cumulative Redeemable Preferred Shares, $0.01 par value per share, or our Series F Preferred Shares, were issued and outstanding. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series without shareholder approval.
Under Maryland law, shareholders are not personally liable for the obligations of a real estate investment trust solely as a result of their status as shareholders.
Common Shares
The common shares we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of shares of beneficial interest and to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares, holders of our common shares are entitled to receive distributions on such shares of beneficial interest out of assets legally available therefor if, as and when authorized by our board of trustees and declared by us, and the holders of our common shares are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.
Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares and except as may otherwise be specified in the terms of any class or series of common shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of our common shares will possess the exclusive voting power. There is no cumulative voting in the election of our trustees, which means that the shareholders entitled to cast a majority of the votes entitled to be cast in the election of trustees can elect all of the trustees then standing for election, and the remaining shareholders will not be able to elect any trustees.
Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on ownership and transfer of shares contained in our declaration of trust and the terms of any other class or series of common shares, all of our common shares will have equal dividend, liquidation and other rights.
Preferred Shares
Our board of trustees may authorize the issuance of preferred shares in one or more class or series and may determine, with respect to any such class or series, the rights, preferences, privileges and restrictions of the preferred shares of that class or series, including:
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distribution rights;

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conversion rights;

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voting rights;

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redemption rights and terms of redemptions; and

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liquidation preferences.

The preferred shares we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable, and holders of preferred shares will not have any preemptive rights.
The issuance of preferred shares could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. In addition, any preferred shares that we issue could rank senior to our common shares with respect to the payment of distributions, in which case we could not pay any distributions on our common shares until full distributions have been paid with respect to such preferred shares.
The rights, preferences, privileges and restrictions of each series of preferred shares will be fixed by articles supplementary relating to the class or series. We will describe the specific terms of the particular class or series of preferred shares in the prospectus supplement relating to that class or series, which terms will include:
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the designation and par value of the preferred shares;

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the voting rights, if any, of the preferred shares;

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the number of preferred shares offered, the liquidation preference per preferred share and the offering price of the preferred shares;

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the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred shares;

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whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the preferred shares will cumulate;

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the procedures for any auction and remarketing for the preferred shares, if applicable;

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the provision for a sinking fund, if any, for the preferred shares;

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the provision for, and any restriction on, redemption, if applicable, of the preferred shares;

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the provision for, and any restriction on, repurchase, if applicable, of the preferred shares;

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the terms and provisions, if any, upon which the preferred shares will be convertible into common shares, including the conversion price (or manner or calculation) and conversion period;

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the terms under which the rights of the preferred shares may be modified, if applicable;

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the relative ranking and preferences of the preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

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any limitation on issuance of any other class or series of preferred shares, including any class or series of preferred shares ranking senior to or on parity with the series of preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

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any listing of the preferred shares on any securities exchange;

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if appropriate, a discussion of any additional material federal income tax considerations applicable to the preferred shares;

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information with respect to book-entry procedures, if applicable;

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in addition to those restrictions described below, any other restrictions on the ownership and transfer of the preferred shares; and

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any additional rights, preferences, privileges or restrictions of the preferred shares.

Power to Reclassify Our Unissued Shares of Beneficial Interest
Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our board of trustees is required by Maryland law and by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, our board of trustees could authorize the issuance of common shares or preferred shares that have priority over our common shares as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.
Power to Increase or Decrease Authorized Shares of Beneficial Interest and Issue Additional Common Shares and Preferred Shares
We believe that the power of our board of trustees to amend our declaration of trust to increase or decrease the number of authorized shares of beneficial interest, to authorize us to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue such classified or reclassified shares of beneficial interest will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the common shares, will be available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not intend to do so, it could authorize us to issue a class or series of shares that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.
Restrictions on Ownership and Transfer
For us to qualify as a REIT under the Code, our shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our declaration of trust, subject to certain exceptions, contains restrictions on the ownership and transfer of our shares that are intended to assist us in complying with these requirements and continuing to qualify as a REIT, among other purposes. Our declaration of trust provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares of beneficial interest.
Our declaration of trust also prohibits any person from (i) beneficially owning shares of beneficial interest to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year), (ii) transferring our shares of beneficial interest to the extent that such transfer would result in our shares of beneficial interest being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code), (iii) beneficially or constructively owning our shares of beneficial interest to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a taxable REIT subsidiary, or TRS) of our real property within the meaning of Section 856(d)(2)(B) of the Code or (iv) beneficially or constructively owning our shares of beneficial interest if such ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any hotel management companies failing to qualify as “eligible independent contractors” under the REIT rules. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest that will or may violate any of the foregoing restrictions on ownership and transfer, or any person who would have owned our shares of beneficial interest that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on ownership and transfer will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with any restriction is no longer required for REIT qualification.
Our board of trustees, in its sole discretion, may prospectively or retroactively exempt a person from certain of the limits described in the paragraph above and may establish or increase an excepted holder percentage limit for such person. The person seeking an exemption must provide to our board of trustees such representations, covenants and undertakings as our board of trustees may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of trustees may not grant such an exemption to any person if such exemption would result in our failing to qualify as a REIT. Our board of trustees may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the board of trustees, in its sole discretion, in order to determine or ensure our status as a REIT.
Any attempted transfer of our shares of beneficial interest which, if effective, would violate any of the restrictions described above will result in the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to our shares of beneficial interest being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will remain issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares of beneficial interest have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our declaration of trust) of the shares on the trading day immediately preceding the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, shares of beneficial interest held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise, gift or similar transaction, the market price on the trading day immediately preceding the day of the event causing the shares to be held in the trust) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and the charitable beneficiary and any dividends or other distributions held by the trustee shall be paid to the charitable beneficiary.
If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in such shares.
Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our shares of beneficial interest, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our shares of beneficial interest that he or she beneficially owns and a description of the manner in which the shares are held. Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our shares or otherwise be in the best interest of our shareholders.
Stock Exchange Listings
Our common shares are listed on the NYSE under the symbol “PEB.” Our Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares are listed on the NYSE under the symbols “PEB-PC,” “PEB-PD,” “PEB-PE,” and “PEB-PF” respectively.

Transfer Agent and Registrar
The transfer agent and registrar for each class or series of our outstanding shares of beneficial interest is Equiniti Trust Company.

DESCRIPTION OF DEBT SECURITIES
General
The debt securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the debt securities offered through this prospectus. In the following discussion, we refer to any of our direct unsecured general obligations as the “Debt Securities.” When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement or any free writing prospectus. The Debt Securities will be issued under an open-ended Indenture (for Debt Securities) between us and a trustee to be selected by us at or about the time we offer our Debt Securities. The open-ended Indenture (for Debt Securities) is incorporated by reference into the registration statement of which this prospectus is a part. In this prospectus we refer to the Indenture (for Debt Securities) as the “Debt Securities Indenture.” We refer to the trustee under any Debt Securities Indenture as the “Debt Securities Trustee.”
The prospectus supplement or any free writing prospectus applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be our subordinated obligations. The form of Debt Securities Indenture referred to above includes optional provisions (designated by brackets (“[           ]”)) that we would expect to appear in a separate indenture for subordinated debt securities in the event we issue subordinated debt securities. In the following discussion, we refer to any of our subordinated obligations as the “Subordinated Debt Securities.” Unless the applicable prospectus supplement or any free writing prospectus provides otherwise, we will use a separate Debt Securities Indenture for any Subordinated Debt Securities that we may issue. Our Debt Securities Indenture will be, qualified under the Trust Indenture Act of 1939, as amended, and you should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.
We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement or any free writing prospectus. The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture. You should consult the applicable Debt Securities, Debt Securities Indenture, any supplemental indentures, officers’ certificates and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to, or are incorporated by reference into, the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file with the SEC, which will be incorporated by reference into this prospectus. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.
Ranking
Our Debt Securities that are not designated Subordinated Debt Securities will be effectively subordinated to all secured indebtedness that we have outstanding from time to time to the extent of the value of the collateral securing such secured indebtedness. Our Debt Securities that are designated Subordinated Debt Securities will be subordinate to all outstanding secured indebtedness as well as Debt Securities that are not designated Subordinated Debt Securities. As of December 31, 2019, we had outstanding approximately $1,975 million principal amount in unsecured term loans, $100 million principal amount in senior unsecured notes and $165.0 million in borrowings under our $650.0 million senior unsecured revolving credit facility. The Debt Securities Indenture does not limit the amount of secured indebtedness that we may issue or incur.
We conduct substantially all of our operations, and make substantially all of our investments, through our operating partnership, Pebblebrook Hotel, L.P., and its subsidiaries. Our ability to meet our financial obligations with respect to any future Debt Securities, and cash needs generally, is dependent on our operating cash flow, our ability to access various sources of short- and long-term liquidity, including our bank facilities, the capital markets and distributions from our subsidiaries. Holders of our Debt Securities will effectively have a junior position to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders.

Provisions of a Particular Series
The Debt Securities may from time to time be issued in one or more series. You should consult the prospectus supplement or free writing prospectus relating to any particular series of Debt Securities for the following information:
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the title of the Debt Securities;

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any limit on aggregate principal amount of the Debt Securities or the series of which they are a part;

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the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

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the rate, including the method of determination if applicable, at which the Debt Securities will bear interest, if any, and

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the date from which any interest will accrue;

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the dates on which we will pay interest;

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our ability to defer interest payments and any related restrictions during any interest deferral period; and

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the record date for any interest payable on any interest payment date;

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the place where:

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the principal of, premium, if any, and interest on the Debt Securities will be payable;

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you may register transfer of the Debt Securities;

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you may exchange the Debt Securities; and

•
you may serve notices and demands upon us regarding the Debt Securities;

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the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

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the terms and conditions upon which we may elect to redeem any Debt Securities, including any replacement capital or similar covenants limiting our ability to redeem any Subordinated Debt Securities;

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the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

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the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

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the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

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the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

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if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

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the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside the applicable indenture;

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if other than the entire principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

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any addition to the events of default applicable to any Debt Securities and any additions to our covenants for the benefit of the holders of the Debt Securities;

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the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

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whether we are issuing Debt Securities as global securities, and if so,

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any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

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any limitations on the right to obtain definitive certificates for the Debt Securities; and

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any other matters incidental to the Debt Securities;

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whether we are issuing the Debt Securities as bearer securities;

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any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

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any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

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any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities;

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any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture; and

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the material federal income tax consequences applicable to the Debt Securities. For more information, see Section 301 of the applicable Debt Securities Indenture.

Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement or free writing prospectus for a description of certain material federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than dollars.
Unless the applicable prospectus supplement or free writing prospectus states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.
Subordination
The applicable prospectus supplement or free writing prospectus may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities. For more information, see Article XV of the form of Debt Securities Indenture.
Unless the applicable prospectus supplement or free writing prospectus states otherwise, no payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made if:
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there occur certain acts of bankruptcy, insolvency, liquidation, dissolution or other winding up of our company;

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any Senior Indebtedness is not paid when due;

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any applicable grace period with respect to other defaults with respect to any Senior Indebtedness has ended, the default has not been cured or waived and the maturity of such Senior Indebtedness has been accelerated because of the default; or

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the maturity of the Subordinated Debt Securities of any series has been accelerated because of a default and Senior Indebtedness is then outstanding.

Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 1502 of the applicable Debt Securities Indenture. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 1504 of the applicable Debt Securities Indenture.
Unless the applicable prospectus supplement or free writing prospectus states otherwise, the term “Senior Indebtedness” means all obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us:
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for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities);

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for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles; or

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indebtedness evidenced by bonds, debentures, notes or other similar instruments.

In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.
The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue.
Form, Exchange and Transfer
Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 201 and 302 of the applicable Debt Securities Indenture.
Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar.
No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 305 of the applicable Debt Securities Indenture.
The applicable prospectus supplement or free writing prospectus will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 602 of the applicable Debt Securities Indenture.
We will not be required to:
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issue, register the transfer of, or exchange any Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

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register the transfer of, or exchange any Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

For more information, see Section 305 of the applicable Debt Securities Indenture.
Payment and Paying Agents
Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 307 of the applicable Debt Securities Indenture.
Unless the applicable prospectus supplement or free writing prospectus provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement or free writing prospectus states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 602 of the applicable Debt Securities Indenture.
All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security shall be deemed an unsecured general creditor and may look only to us for these payments. For more information, see Section 603 of the applicable Debt Securities Indenture.
Redemption
You should consult the applicable prospectus supplement or free writing prospectus for any terms regarding optional or mandatory redemption of Debt Securities. Except for any provisions in the applicable prospectus supplement or free writing prospectus regarding Debt Securities redeemable at the holder’s option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of selection. For more information, see Sections 403 and 404 of the applicable Debt Securities Indenture.
A notice of redemption we provide may state:
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that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

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that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

For more information, see Section 404 of the applicable Debt Securities Indenture.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any person, unless:
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the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets:

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is organized and validly existing under the laws of any domestic jurisdiction; and

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expressly assumes by supplemental indenture our obligations on the Debt Securities and under the applicable indentures;

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immediately after giving effect to the transaction, no event of default, and no event that would become an event of default, has occurred and is continuing; and

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we have delivered to the Debt Securities Trustee an officer’s certificate and opinion of counsel as provided in the applicable indentures.

For more information, see Section 1101 of the applicable Debt Securities Indenture.
Events of Default
Unless the applicable prospectus supplement or free writing prospectus states otherwise, “event of default” under the applicable indenture with respect to Debt Securities of any series means any of the following:
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failure to pay any interest due on any Debt Security of that series within 30 days after it becomes due;

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failure to pay principal or premium, if any, when due on any Debt Security of that series;

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failure to make any required sinking fund payment on any Debt Securities of that series;

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breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

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certain events of bankruptcy, insolvency or reorganization; and

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any other event of default set forth in the applicable prospectus supplement or free writing prospectus. For more information, see Section 801 of the applicable Debt Securities Indenture.

An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.
If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement or free writing prospectus may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.
The applicable prospectus supplement or free writing prospectus may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.
At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:

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we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay:

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all overdue interest on all Debt Securities of the particular series;

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the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

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interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

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all amounts due to the Debt Securities Trustee under the applicable indenture; and

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any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

For more information, see Section 802 of the applicable Debt Securities Indenture.
The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. For more information, see Section 903 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 812 of the applicable Debt Securities Indenture.
No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:
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the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

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the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

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the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 807 of the applicable Debt Securities Indenture.
The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 808 of the applicable Debt Securities Indenture.
We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Section 606 of the applicable Debt Securities Indenture.
Modification and Waiver
We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:

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to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

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to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

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to add any additional events of default;

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to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

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to provide collateral security for the Debt Securities;

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to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

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to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

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to provide for the procedures required to permit the use of a non-certificated system of registration for any series of Debt Securities;

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to change any place where:

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the principal of and any premium and interest on any Debt Securities are payable;

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any Debt Securities may be surrendered for registration of transfer or exchange; or

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notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

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to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

For more information, see Section 1201 of the applicable Debt Securities Indenture.
The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:
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compliance by us with certain provisions of the applicable indenture (see Section 607 of the applicable Debt Securities Indenture); and

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any past default under the applicable indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 813 of the applicable Debt Securities Indenture).

The Trust Indenture Act of 1939 may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes, and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 1201 of the applicable Debt Securities Indenture.
Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If less than all of the series of Debt Securities outstanding under a Debt Securities Indenture are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:
•
may not, without the consent of the holder of each outstanding Debt Security affected:

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change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

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reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

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reduce any premium payable upon the redemption of the Debt Securities;

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reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

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change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

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impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

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may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

•
may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:
•
changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

•
modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

For more information, see Section 1202 of the applicable Debt Securities Indenture.
If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 104 of the applicable Debt Securities Indenture.
Defeasance
Unless the applicable prospectus supplement or free writing prospectus provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof. For more information, see Section 701 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement or free writing prospectus provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.
Resignation, Removal of Debt Securities Trustee; Appointment of Successor
The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of trustees appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 910 of the applicable Debt Securities Indenture.
Notices
We will give notices to holders of Debt Securities by mail to their addresses as they appear in the Debt Security Register. For more information, see Section 106 of the applicable Debt Securities Indenture.
Title
The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 308 of the applicable Debt Securities Indenture.
Governing Law
The Debt Securities Indentures and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 112 of the applicable Debt Securities Indenture.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt or equity securities. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
We will describe the specific terms of any warrants we may offer in the prospectus supplement relating to those warrants, which terms will include:
•
the title of the warrants;

•
the aggregate number of warrants;

•
the price or prices at which the warrants will be issued;

•
the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•
any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

•
the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;

•
if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•
the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•
the minimum or maximum number of warrants which may be exercised at any one time;

•
the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•
if appropriate, a discussion of any material federal income tax considerations applicable to the warrants;

•
information with respect to book-entry procedures, if applicable; and

•
any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase for cash the amount of common shares or preferred shares, as applicable, at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the common shares or preferred shares, as applicable, that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.
Additionally, in order to enable us to preserve our status as a REIT, we may take certain actions to restrict ownership and transfer of our outstanding securities, including any warrants. The prospectus supplement related to the offering of any warrants will specify any additional ownership limitation relating to the warrants being offered thereby.
DESCRIPTION OF UNITS
This section describes some of the general terms and provisions applicable to units we may issue from time to time. We will describe the specific terms of a series of units and the applicable unit agreement in the applicable prospectus supplement. The following description and any description of the units in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement. A form of the unit agreement reflecting the particular terms and provisions of a series of offered units will be filed with the SEC in connection with the offering and incorporated by reference into the registration statement and this prospectus.
We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.
We may issue units consisting of any combination of two or more securities described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
the aggregate number of, and the price at which we will issue, the units any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•
whether the units will be issued in fully registered or global form;

•
the name of the unit agent;

•
a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•
if appropriate, a discussion of the material federal income tax consequences applicable to the units; and

•
whether the units will be listed on any securities exchange.

Additionally, in order to enable us to preserve our status as a REIT, we may take certain actions to restrict ownership and transfer of our outstanding securities, including any units. The prospectus supplement related to the offering of any units will specify any additional ownership limitation relating to the units being offered thereby.
GLOBAL SECURITIES
We may issue some or all of our securities of any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.
As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security:
•
will not be entitled to have the global security or any securities represented by it registered in their names;

•
will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

•
will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.

We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:
•
the depositary, with respect to participants’ interests; or

•
any participant, with respect to interests of persons held by the participants on their behalf.

Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:
•
us or our affiliates;

•
the trustee under any indenture; or

•
any agent of any of the above.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the material federal income tax considerations that you, as a securityholder, may consider relevant in the acquisition, ownership and disposition of our securities. Hunton Andrews Kurth LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular securityholders in light of their personal investment or tax circumstances, or to certain types of securityholders that are subject to special treatment under the federal income tax laws, such as:
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insurance companies;

•
tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Shareholders” below);

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financial institutions or broker-dealers;

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non-U.S. individuals, foreign partnerships and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Shareholders” below);

•
U.S. expatriates;

•
persons who mark-to-market our securities;

•
subchapter S corporations;

•
U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

•
regulated investment companies and REITs;

•
trusts and estates;

•
holders who receive our securities through the exercise of employee share options or otherwise as compensation;

•
persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•
persons subject to the alternative minimum tax provisions of the Code; and

•
persons holding our securities through a partnership or similar pass-through entity.

This summary assumes that securityholders hold our securities as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, current, temporary and proposed U.S. Department of the Treasury (“Treasury”) regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.
WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.
Taxation of Our Company
We elected to be taxed as a REIT for federal income tax purposes commencing with our short taxable year ended December 31, 2009. We believe that, commencing with such short taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.
In the opinion of Hunton Andrews Kurth LLP, we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended December 31, 2016 through December 31, 2019, and our organization and current and proposed method of operation will enable us to continue to satisfy the requirements for qualification and taxation as a REIT under the federal income tax laws for our taxable year ending December 31, 2020 and subsequent taxable years. Investors should be aware that Hunton Andrews Kurth LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS, or any court, and speaks as of the date issued. In addition, Hunton Andrews Kurth LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual and quarterly operating results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of ownership of our shares of beneficial interest, and the percentage of our earnings that we distribute. Hunton Andrews Kurth LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Hunton Andrews Kurth LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”
If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

•
We will pay federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•
We will pay income tax at the highest corporate rate on:

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net income from the sale or other disposition of property acquired through foreclosure or after default on a lease of the property (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

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other non-qualifying income from foreclosure property.

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We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

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the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•
a fraction intended to reflect our profitability.

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If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of (A) the amount we actually distributed plus (B) retained amounts on which corporate-level tax was paid by us.

•
We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the shareholders) and would receive a credit or refund for its proportionate share of the tax we paid.

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We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm’s-length basis.

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If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of such assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

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If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

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the amount of gain that we recognize at the time of the sale or disposition, and

•
the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “— Recordkeeping Requirements.”

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The earnings of our lower-tier entities that are subchapter C corporations, including TRSs, will be subject to federal corporate income tax.

In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated. Moreover, as further described below, TRSs will be subject to federal, state and local corporate income tax on their taxable income.
Requirements for Qualification
A REIT is a corporation, trust, or association that meets each of the following requirements:
1.
It is managed by one or more directors or trustees.

2.
Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.
It would be taxable as a domestic corporation but for the REIT provisions of the federal income tax laws.

4.
It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5.
At least 100 persons are beneficial owners of its shares or ownership certificates.

6.
Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.
It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.
It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to shareholders.

9.
It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 applied to us beginning with our 2010 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the Code, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.
Our declaration of trust provides restrictions regarding the transfer and ownership of our shares of beneficial interest. See “Description of Shares of Beneficial Interest — Restrictions on Ownership and Transfer.” We believe that we have issued sufficient shares of beneficial interest with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our declaration of trust are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 described above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to maintain REIT status and comply with the recordkeeping requirements of the Code and regulations promulgated thereunder.
Qualified REIT Subsidiaries.   A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by a REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
Other Disregarded Entities and Partnerships.   An unincorporated domestic entity, such as a limited liability company, that has a single owner for federal income tax purposes generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share of the assets of a partnership for purposes of the 10% value test (see “— Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
We have control of our operating partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
Taxable REIT Subsidiaries.   A REIT may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation (other than a REIT) of which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person under a franchise, license, or otherwise, rights to any brand name under which any lodging facility or health care facility is operated, unless such rights are provided to an “eligible independent contractor” (as defined below under “— Gross Income Test — Rents from Real Property”) to operate or manage a lodging facility or health care facility and such lodging facility or health care facility is either owned by the TRS or leased to the TRS by its parent REIT. Additionally, a TRS that employs individuals working at a qualified lodging facility outside the United States will not be considered to operate or manage a qualified lodging facility as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management contract or similar service contract.
We are not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such TRS, if any, as dividend income to the extent of the TRS’s current and accumulated earnings and profits. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% (25% for taxable years beginning prior to January 1, 2018) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. In addition, overall limitations on the deductibility of net interest expense by businesses could apply to any TRS. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We have formed a TRS, Pebblebrook Hotel Lessee, Inc., whose wholly owned subsidiaries are the lessees of our wholly owned hotels. The hotels in our joint venture are leased to lessee entities in which we own our interest through our TRS. We refer to our TRS and its subsidiaries as our TRS lessees. We may also form additional TRSs in the future. See “— Taxable REIT Subsidiaries.”
Ownership of Subsidiary REITs.   Our operating partnership owns 100% of the common shares of certain subsidiary REITs. Our subsidiary REITs are subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. We believe that each of our subsidiary REITs is organized and has operated and will continue to operate in a manner to permit it to qualify for taxation as a REIT for federal income tax purposes from and after the effective date of its REIT election. However, if a subsidiary REIT of ours were to fail to qualify as a REIT, then (1) the subsidiary REIT would become subject to regular U.S. corporate income tax, as described herein, see “— Failure to Qualify” below, and (2) our ownership of shares in such subsidiary REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% vote test, and the 10% value test generally applicable to our ownership in corporations other than REITs, qualified REIT subsidiaries, and TRSs. See “— Asset Tests” below. If any of our subsidiary REITs were to fail to qualify as a REIT, it is possible that we would not meet the 10% vote test and the 10% value test with respect to our indirect interest in such entity, in which event we would fail to qualify as a REIT unless we could avail ourselves of certain relief provisions. We have made “protective” TRS elections with respect to our subsidiary REITs and may implement other protective arrangements intended to avoid such an outcome if our subsidiary REITs were not to qualify as REITs, but there can be no assurance that such “protective” elections and other arrangements will be effective to avoid the resulting adverse consequences to us. Moreover, even if the “protective” TRS elections with respect to our subsidiary REITs were to be effective in the event of the failure of a subsidiary REIT to qualify as a REIT, we cannot assure you that we would not fail to satisfy the requirement that not more than 20% (25% for taxable years beginning prior to January 1, 2018) of the value of our total assets may be represented by the securities of one or more TRSs. In this event, we would fail to qualify as a REIT unless we or our subsidiary REITs could avail ourselves of certain relief provisions.
Gross Income Tests
We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:
•
rents from real property;

•
interest on debt secured by mortgages on real property, or on interests in real property, and interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

•
dividends or other distributions on, and gain from the sale of, shares in other REITs;

•
gain from the sale of real estate assets;

•
income and gain from foreclosure property; and

•
income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.
Although a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) is treated as a “real estate asset” for the asset tests, the interest income and gain from the sale of such debt instruments is not treated as qualifying income for the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.
Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” (as defined in “— Hedging Transactions”) that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain” below. Finally, gross income attributable to cancellation of indebtedness will be excluded from both the numerator and denominator for purposes of both of the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.
Rents from Real Property.   Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:
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First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

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Second, neither we nor a direct or indirect owner of 10% or more of our shares of beneficial interest may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS. If the tenant is a TRS and the property is a “qualified lodging facility,” such TRS may not directly or indirectly operate or manage such property. Instead, the property must be operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating lodging facilities for any person unrelated to us and the TRS. See “— Taxable REIT Subsidiaries.”

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Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. Furthermore, we may own up to 100% of the stock of a TRS that may provide customary and noncustomary services to our tenants without tainting our rental income from the leased properties. Moreover, we need not provide services through an “independent contractor” or TRS, but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of services not described in the prior sentence to the tenants of a property, other than through an independent contractor or a TRS, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties. See “— Taxable REIT Subsidiaries.”

Our TRS lessees lease from our operating partnership and its subsidiaries the land, buildings, improvements, furnishings and equipment comprising our hotel properties. In order for the rent paid under the leases to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:
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the intent of the parties;

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the form of the agreement;

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the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

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the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.

In addition, federal income tax law provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.
We believe that our leases are structured so that they qualify as true leases for federal income tax purposes. Our belief is based on the following with respect to each lease:
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our operating partnership and the lessees intend for their relationship to be that of a lessor and lessee, and such relationship is documented by a lease agreement;

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the lessee has the right to exclusive possession and use and quiet enjoyment of the hotels covered by the lease during the term of the lease;

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the lessee bears the cost of, and is responsible for, day-to-day maintenance and repair of the hotels other than the cost of certain capital expenditures, and dictates through hotel managers that are eligible independent contractors, who work for the lessee during the terms of the lease, how the hotels are operated and maintained;

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the lessee bears all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the lease, other than utilities, real estate and personal property taxes and the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

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the lessee benefits from any savings and bears the burdens of any increases in the costs of operating the hotels during the term of the lease;

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in the event of damage or destruction to a hotel, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the hotels subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the hotel to its prior condition;

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the lessee generally indemnifies the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (1) injury to persons or damage to property occurring at the hotels or (2) the lessee’s use, management, maintenance or repair of the hotels;

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the lessee is obligated to pay, at a minimum, substantial base rent for the period of use of the hotels under the lease;

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the lessee stands to incur substantial losses or reap substantial gains depending on how successfully it, through the hotel managers who work for the lessees during the terms of the leases, operates the hotels;

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each lease that we have entered into, at the time we entered into it (or at any time that any such lease is subsequently renewed or extended) enables the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the hotels during the term of its leases; and
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upon termination of each lease, the applicable hotel is expected to have a substantial remaining useful life and substantial remaining fair market value.

We expect that the leases we enter into in the future with our TRS lessees will have similar features.
Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as our leases that discuss whether such leases constitute true leases for federal income tax purposes. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, or disregarded altogether for tax purposes, part or all of the payments that our operating partnership and its subsidiaries receive from the TRS lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below under “— Failure to Satisfy Gross Income Tests.”
As described above, in order for the rent that we receive to constitute “rents from real property,” several other requirements must be satisfied. One requirement is that percentage rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:
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are fixed at the time the percentage leases are entered into;

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are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

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conform with normal business practice.

More generally, percentage rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits.
We must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a “related party tenant”), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our shares of beneficial interest is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. We currently lease all of our hotels to TRS lessees and intend to lease to a TRS any hotels we acquire in the future. In addition, our declaration of trust prohibits transfers of our shares of beneficial interest that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our shares of beneficial interest, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.
As described above, we may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that generally may engage in any business, including the provision of customary or noncustomary services to tenants of its parent REIT, except that a TRS may not directly or indirectly operate or manage any lodging facilities or health care facilities or provide rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a lodging or health care facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified lodging facility located outside the United States will not be considered to operate or manage a qualified lodging facility located outside of the United States as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management contract or similar service contract. However, rent that we receive from a TRS with respect to any property will qualify as “rents from real property” as long as the property is a “qualified lodging facility” and such property is operated on behalf of the TRS by an “independent contractor” who is adequately compensated, who does not, directly or through its shareholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee (an “eligible independent contractor”). A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. See “— Taxable REIT Subsidiaries.”
We have formed Pebblebrook Hotel Lessee, Inc., a TRS whose wholly owned subsidiaries are the lessees of our wholly owned hotels. The hotels in our joint venture are leased to lessee entities in which we own our interest through our TRS. Our TRS lessees engage independent third-party hotel managers that qualify as “eligible independent contractors” to operate the related hotels on behalf of such TRS lessees.
The rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the “personal property ratio”). To comply with this limitation, a TRS lessee may acquire furnishings, equipment and other personal property. With respect to each hotel in which the TRS lessee does not own the personal property, we believe either that the personal property ratio is less than 15% or that any rent attributable to excess personal property does not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.
We cannot furnish or render noncustomary services to the tenants of our hotels, or manage or operate our hotels, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Furthermore, our TRSs may provide customary and noncustomary services to our tenants without tainting our rental income from such properties. However, we need not provide services through an “independent contractor” or TRS, but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor or a TRS, as long as our income from the services does not exceed 1% of our income from the related property. We will not perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs or would not jeopardize our tax status as a REIT.
If a portion of the rent that we receive from a hotel does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular hotel does not qualify as “rents from real property” because either (1) the percentage rent is considered based on the income or profits of the related lessee, (2) the lessee either is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying TRSs or (3) we furnish noncustomary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we might be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees will be required to pay certain additional charges. To the extent that such additional charges represent either (1) reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses, or (2) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that such charges do not qualify as “rents from real property,” they instead may be treated as interest that qualifies for the 95% gross income test, but not the 75% gross income test, or they may be treated as nonqualifying income for purposes of both gross income tests. We believe that we have structured our leases in a manner that will enable us to satisfy the REIT gross income tests.
Interest.   The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:
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an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
We may, on a select basis, purchase mortgage debt and mezzanine loans when we believe our investment will allow us to acquire ownership of the underlying property. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, except to the extent described below, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan or on the date the REIT modifies the loan (if the modification is treated as “significant” for federal income tax purposes), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. In the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. IRS guidance provides that we do not need to redetermine the fair market value of the real property securing a loan in connection with a loan modification that is occasioned by a borrower default or made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. In addition, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test. To the extent we invest in any mortgage debt, we intend to do so in a manner that will enable us to continue to satisfy the gross income and asset tests.
Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that the mezzanine loans we will acquire typically may not meet all of the requirements for reliance on this safe harbor. To the extent we invest in any mezzanine loans, we intend to do so in a manner that will enable us to continue to satisfy the gross income and asset tests.
Dividends.   Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, including our subsidiary REITs, will be qualifying income for purposes of both gross income tests.
Prohibited Transactions.   A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:
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the REIT has held the property for not less than two years;

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the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

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either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1031 or 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate adjusted bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) (a) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate adjusted bases of all of the assets of the REIT at the beginning of the year and (b) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by adjusted bases) taking into account the current and two prior years did not exceed 10% or (5) (a) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year and (b) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by fair market value) taking into account the current and two prior years did not exceed 10%;

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in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

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if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

We have selectively disposed of certain of our hotel properties in the past and may make additional dispositions in the future. We will attempt to comply with the terms of the safe-harbor provision in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provision or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.
Foreclosure Property.   We will be subject to tax at the maximum corporate rate on any net income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

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for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

Hedging Transactions.   From time to time, we or our operating partnership have entered and may in the future enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means any of (1) any transaction entered into in the normal course of our or our operating partnership’s trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) or (3) any transaction entered into to “offset” a transaction described in (1) or (2) if a portion of the hedged indebtedness is extinguished or the related property disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired or entered into and to satisfy other identification requirements. We believe we have structured any hedging transactions in a manner that does not jeopardize our qualification as a REIT.
Foreign Currency Gain.   Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
Failure to Satisfy Gross Income Tests.   If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:
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our failure to meet those tests is due to reasonable cause and not to willful neglect; and

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following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.
Asset Tests
To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.
First, at least 75% of the value of our total assets must consist of:
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cash or cash items, including certain receivables, money market funds and, in certain circumstances, foreign currencies;

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government securities;

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interests in real property, including leaseholds, options to acquire real property and leaseholds, and personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property”;

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interests in mortgage loans secured by real property or real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of such property;

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stock in other REITs and debt instruments issued by “publicly offered REITs”; and

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investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets (the “5% asset test”).
Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities(the “10% vote test” or the “10% value test,” respectively).
Fourth, no more than 20% (25% for taxable years beginning prior to January 1, 2018) of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test (the “25% securities test”).
Sixth, no more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent such debt instruments are not secured by real property or interests in real property.
For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, debt of “publicly offered REITs,” equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, other than a “publicly offered REIT,” except that for purposes of the 10% value test, the term “securities” does not include:
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“straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

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a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

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any loan to an individual or an estate;

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any “Section 467 rental agreement,” other than an agreement with a related party tenant;

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any obligation to pay “rents from real property”;

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certain securities issued by governmental entities;

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any security issued by a REIT;

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any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

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any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.
As described above, we may, on a select basis, invest in mortgage debt and mezzanine loans when we believe our investment will allow us to acquire ownership of the underlying property. Although we expect that any investments in mezzanine loans generally will be treated as real estate assets, we anticipate that the mezzanine loans in which we would invest may not meet all the requirements of the safe harbor in IRS Revenue Procedure 2003-65. Thus, no assurance can be provided that the IRS will not challenge our treatment of mezzanine loans as real estate assets. Additionally, we expect that any investments in mortgage loans generally will be treated as real estate assets. However, for purposes of the asset tests, if the outstanding principal balance of a mortgage loan during a taxable year exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset. IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (1) the fair market value of the loan on the relevant quarterly REIT asset testing date or (2) the greater of (a) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date or (b) the fair market value of the real property securing the loan on the date the REIT committed to originate or acquire the loan. It is unclear how the safe harbor in Revenue Procedure 2014-51 is affected by the recent legislative changes regarding the treatment of loans secured by both real property and personal property where the fair market value of the personal property does not exceed 15% of the sum of the fair market values of the real property and personal property securing the loan. We intend to invest in mortgage debt and mezzanine loans in a manner that will enable us to continue to satisfy the asset and gross income test requirements.
We intend to continue to monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:
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we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If we violate the 5% asset test, the 10% vote or the 10% value test described above, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (1) dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
We believe that the assets that we hold satisfy the foregoing asset test requirements. However, we have not in all cases obtained, and we may not in the future obtain, independent appraisals to support our conclusions as to the value of our assets and securities, or the real estate collateral for the mortgage or mezzanine loans that support our investments. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.
Distribution Requirements
Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:
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the sum of:

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90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss; and

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90% of our after-tax net income, if any, from foreclosure property; minus

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the excess of the sum of certain items of non-cash income over a specified percentage of our “REIT taxable income.”

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (a) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (b) we declare the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (a) are taxable to the shareholders in the year in which paid, and the distributions in clause (b) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement to the extent of our earnings and profits for such prior taxable year.
If we cease to be a “publicly offered REIT”, then in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the REIT-level tax deduction, such distributions must not have been “preferential dividends.” A dividend is not a preferential dividend if that distribution is (i) pro rata among all outstanding shares within a particular class and (ii) in accordance with the preferences among different classes of shares as set forth in our declaration of trust.
We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
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85% of our REIT ordinary income for such year;

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95% of our REIT capital gain income for such year; and

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any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.
We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.
It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized net capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our shares of beneficial interest or debt securities.
We may satisfy the 90% distribution test with taxable distributions of our shares or debt securities. The IRS has issued a revenue procedure authorizing publicly offered REITs to treat certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Under IRS Revenue Procedure 2017-45, as a publicly offered REIT, as long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the shares distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits). We currently do not intend to pay taxable dividends in cash and shares of beneficial interest.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements
We must maintain certain records in order to maintain our qualification as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares of beneficial interest. We intend to comply with these requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests (for which the cure provisions are described above), we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in — Gross Income Tests” and “— Asset Tests.”
If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to shareholders generally would be taxable as ordinary dividend income, whether or not attributable to capital gains. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction and shareholders taxed at individual rates may be eligible for the reduced federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxation of Taxable U.S. Shareholders
As used herein, the term “U.S. shareholder” means a beneficial owner of our shares of beneficial interest that for federal income tax purposes is:
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a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

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an estate whose income is subject to federal income taxation regardless of its source; or

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any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our shares, the federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our shares, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of our shares by the partnership.
Taxation of U.S. Shareholders on Distributions on Our Shares
As long as we qualify as a REIT, a taxable U.S. shareholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred share dividends and then to our common share dividends. A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations.
Under the Tax Cuts and Jobs Act (“TCJA”), for taxable years beginning before January 1, 2026, individuals, trusts and estates may deduct up to 20% of certain pass-through income, including ordinary REIT dividends that are not “capital gain dividends” or “qualified dividend income,” subject to complex limitations. For taxable years beginning before January 1, 2026, the maximum tax rate for U.S. shareholders taxed at individual rates is 37%. For taxpayers qualifying for the full deduction under the TCJA, the effective maximum tax rate on ordinary REIT dividends for taxable years beginning before January 1, 2026 would be 29.6%.
Dividends paid to a U.S. shareholder generally will not qualify for the 20% maximum tax rate for “qualified dividend income.” Qualified dividend income generally includes dividends paid to U.S. shareholders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our shareholders (see “— Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends generally will be taxed at the higher tax rate described above. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (1) attributable to dividends received by us from non-REIT corporations, such as our TRS, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares becomes ex-dividend.
A U.S. shareholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. shareholder has held our shares. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “— Capital Gains and Losses.” A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such shareholder, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its shares of beneficial interest by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder’s shares. Instead, the distribution will reduce the adjusted basis of such shares of beneficial interest. A U.S. shareholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted tax basis in his or her shares of beneficial interest as long-term capital gain, or short-term capital gain if the shares of beneficial interest have been held for one year or less, assuming the shares of beneficial interest are a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.
Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our shares generally will be treated as investment income for purposes of the investment interest limitations. We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
Taxation of U.S. Shareholders on the Disposition of Our Shares
A U.S. shareholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our shares as long-term capital gain or loss if the U.S. shareholder has held the shares for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis. A shareholder’s adjusted tax basis generally will equal the U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of our shares may be disallowed if the U.S. shareholder purchases other shares within 30 days before or after the disposition.
Taxation of U.S. Shareholders on a Conversion of Preferred Shares
Except as provided below, (1) a shareholder generally will not recognize gain or loss upon the conversion of preferred shares into our common shares, and (2) a shareholder’s basis and holding period in our common shares received upon conversion generally will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common shares received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the preferred shares for more than one year at the time of conversion. Shareholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of preferred shares for cash or other property.
Taxation of U.S. Shareholders on a Redemption of Preferred Shares
A redemption of our preferred shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred shares (in which case the redemption will be treated in the same manner as a sale described above in “— Taxation of U.S. Shareholders on the Disposition of Our Shares”). The redemption will satisfy such tests if it (1) is “substantially disproportionate” with respect to the U.S. shareholder’s interest in our shares, (2) results in a “complete termination” of the U.S. shareholder’s interest in all of our classes of shares, or (3) is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. shareholder of the preferred shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our preferred shares does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable dividend, as described above “— Taxation of Taxable U.S. Shareholders.” In that case, a U.S. shareholder’s adjusted tax basis in the redeemed preferred shares will be transferred to such U.S. shareholder’s remaining shareholdings in us. If the U.S. shareholder does not retain any of our shares, such basis could be transferred to a related person that holds our shares or it may be lost.
Capital Gains and Losses
A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. For taxable years prior to January 1, 2026, the highest marginal individual income tax rate is 37%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.
With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our shareholders taxed at individual rates at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
FATCA Withholding
Under the Foreign Account Tax Compliance Act (“FATCA”), a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain U.S. shareholders who own our shares of beneficial interest through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.
Additional Medicare Tax
Certain U.S. shareholders, including individuals, estates and trusts, will be subject to an additional 3.8% tax, which, for individuals, applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains. It is unclear whether the 20% deduction that individuals may take with respect to ordinary dividends received from us is available to reduce the taxpayer’s gross investment income for these purposes.
Taxation of Tax-Exempt Shareholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of beneficial interest in the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance (or be deemed to finance) its acquisition of our shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares of beneficial interest must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares only if:
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the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

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we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust; and

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either:

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one pension trust owns more than 25% of the value of our shares of beneficial interest; or

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a group of pension trusts individually holding more than 10% of the value of our shares collectively owns more than 50% of the value of our shares.

Taxation of Non-U.S. Shareholders
The term “non-U.S. shareholder” means a beneficial owner of our shares that is not a U.S. shareholder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex. This section is only a summary of such rules. We urge non-U.S. shareholders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our shares, including any reporting requirements.
Taxation of Non-U.S. Shareholders on Distributions on Our Shares
A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a United States real property interest (“USPRI”), as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. Except with respect to certain distributions attributable to the sale of USRPIs described below, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:
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a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate with us; or

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the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its shares. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax to the extent a distribution exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its shares, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits. In addition, because we cannot generally determine whether a non-U.S. shareholder is subject to tax on gain from the sale or disposition of our shares, we may withhold

15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.
For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980 (“FIRPTA”). A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of USRPIs. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We would be required to withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.
Capital gain distributions on our shares that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as (1)(a) the applicable class of our shares is regularly traded on an established securities market in the United States and (b) the non-U.S. shareholder did not own more than 10% of the applicable class of our shares at any time during the one-year period preceding the distribution or (2) the non-U.S. shareholder was treated as a “qualified shareholder” or “qualified foreign pension fund,” as discussed below. As a result, non-U.S. shareholders owning 10% or less of the applicable class of our shares generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe that our common shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares currently are treated as regularly traded on an established securities market in the United States. If the applicable class of our shares is not regularly traded on an established securities market in the United States or the non-U.S. shareholder owned more than 10% of the applicable class of our shares at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. In such case, we must withhold at least 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold. Moreover, if we are a “domestically controlled qualified investment entity,” and a non-U.S. shareholder disposes of our shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our shares within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as being subject to FIRPTA to such non-U.S. shareholder, then such non-U.S. shareholder shall be treated as having income subject to FIRPTA in an amount that, but for the disposition, would have been treated as income subject to FIRPTA.
Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of our shares of beneficial interest held by U.S. shareholders generally should be treated with respect to non-U.S. shareholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. shareholder would be able to offset as a credit against its federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. shareholder’s proportionate share of such tax paid by us exceeds its actual federal income tax liability, provided that the non-U.S. shareholder furnishes required information to the IRS on a timely basis.
Taxation of Non-U.S. Shareholders on the Disposition of Our Shares
Non-U.S. shareholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our shares if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that we are a United States real property holding corporation based on our investment strategy. However, despite our status as a United States real property holding corporation, a non-U.S. shareholder generally would not incur tax under FIRPTA on gain from the sale of our shares if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. shareholders. We cannot assure you that this test will be met.
If the applicable class of our shares is regularly traded on an established securities market, an additional exception to the tax under FIRPTA is available, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. shareholder sells the applicable class of our shares. Under that exception, the gain from such a sale by such a non-U.S. shareholder will not be subject to tax under FIRPTA if:
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the applicable class of our shares is treated as being regularly traded under applicable Treasury regulations on an established securities market; and

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the non-U.S. shareholder owned, actually or constructively, 10% or less of the applicable class of our shares at all times during a specified testing period.

As noted above, we believe that our common shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, and Series F Preferred Shares currently are treated as being regularly traded on an established securities market.
If the gain on the sale of our shares were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. shareholder generally will incur tax on gain not subject to FIRPTA if:
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the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or

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the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his or her capital gains.

Taxation of Non-U.S. Shareholders on a Conversion of Preferred Shares
The conversion of our preferred shares into our common shares may be a taxable exchange for a non-U.S. shareholder if our preferred shares constitute a USRPI. Even if our preferred shares constitute a USRPI, provided our common shares also constitute a USRPI, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of preferred shares into our common shares so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred shares constitute a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred shares for our common shares. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., a corporate or a non-corporate shareholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. shareholder’s common shares received over such non-U.S. shareholder’s adjusted tax basis in its preferred shares. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common shares.
Non-U.S. shareholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such non-U.S. shareholder exchanges common shares of beneficial interest received on a conversion of preferred shares for cash or other property.
Taxation of Non-U.S. Shareholders on a Redemption of Preferred Shares
For a discussion of the treatment of a redemption of preferred shares, see “— Taxation of U.S. Shareholders on a Redemption of Preferred Shares.”

Qualified Shareholders
Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT shares directly or indirectly (through one or more partnerships) will not be subject to FIRPTA and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” generally will not be subject to FIRPTA withholding on REIT distributions, the portion of REIT distributions attributable to certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the shares of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding. REIT distributions received by a “qualified shareholder” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax.
In addition, a sale of our shares by a “qualified shareholder” who holds such shares directly or indirectly (through one or more partnerships) generally will not be subject to federal income taxation under FIRPTA. As with distributions, the portion of amounts realized attributable to certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the shares of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to U.S. income taxation and FIRPTA withholding on a sale of our shares.
A qualified shareholder is a foreign person that (1) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (2) is a qualified collective investment vehicle (defined below), and (3) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (1), above.
A qualified collective investment vehicle is a foreign person that (1) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the shares of such REIT, (2) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation, or (3) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.
Qualified Foreign Pension Funds
Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA and thus will not be subject to special withholding rules under FIRPTA. REIT distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax. In addition, a sale of our shares by a “qualified foreign pension fund” that holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA.
A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (1) which is created or organized under the law of a country other than the United States, (2) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (3) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (4) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided or otherwise made available to the relevant tax authorities in the country in which it is established or operates, and (5) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.
FATCA Withholding
Under FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our shares received by certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.
Information Reporting Requirements and Backup Withholding, Shares Held Offshore
We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 24% with respect to distributions unless the holder:
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is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

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provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.
Backup withholding generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. shareholder of our shares made by or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s federal income tax liability if certain required information is furnished to the IRS. Shareholders are urged consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
Other Tax Consequences
Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships
Substantially all of our investments are owned indirectly through our operating partnership, which owns the hotel properties either directly or through certain subsidiaries. The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
Classification as Partnerships.   We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity is treated as having only one owner for federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:
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is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and

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is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes. Each Partnership intends to be classified as a partnership for federal income tax purposes and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.
A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”). Treasury regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership is expected to qualify for the private placement exclusion in the foreseeable future. Additionally, if our operating partnership were a publicly traded partnership, we believe that our operating partnership would have sufficient qualifying income to satisfy the 90% passive income exception and thus would continue to be taxed as a partnership for federal income tax purposes.
We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners
Partners, Not the Partnerships, Subject to Tax.   A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. For taxable years beginning after December 31, 2017, however, the tax liability for adjustments to a Partnership’s tax returns made as a result of an audit by the IRS will be imposed on the Partnership itself in certain circumstances absent an election to the contrary. See “— Partnership Audit Rules.”
Partnership Allocations.   Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.
Tax Allocations With Respect to Our Properties.   Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. When cash is contributed to a partnership in exchange for a partnership interest, such as our contribution of the proceeds of any offering to our operating partnership in exchange for common or preferred units, similar rules apply to ensure that the existing partners in the partnership are charged with, or benefit from, respectively, the unrealized gain or unrealized loss associated with the partnership’s existing properties at the time of the cash contribution. In the case of a contribution of property, the amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). In the case of a contribution of cash, a book-tax difference may be created because the fair market value of the properties of the partnership on the date of the cash contribution may be higher or lower than the partnership’s adjusted tax basis in those properties. Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.
In the future, however, our operating partnership may admit partners in exchange for a contribution of appreciated or depreciated property, resulting in book-tax differences. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Treasury has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our operating partnership (1) would cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.
Basis in Partnership Interest.   Our adjusted tax basis in our partnership interest in our operating partnership generally is equal to:
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the amount of cash and the basis of any other property contributed by us to our operating partnership;

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increased by our allocable share of our operating partnership’s income and our allocable share of indebtedness of our operating partnership; and

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reduced, but not below zero, by our allocable share of our operating partnership’s loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of our operating partnership.

If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that our operating partnership’s distributions, or any decrease in our share of the indebtedness of our operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.
Depreciation Deductions Available to Our Operating Partnership.   To the extent that our operating partnership acquires its hotels in exchange for cash, its initial basis in such hotels for federal income tax purposes generally was or will be equal to the purchase price paid by our operating partnership. Our operating partnership’s initial basis in hotels acquired in exchange for units in our operating partnership should be the same as the transferor’s basis in such hotels on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally will depreciate such depreciable hotel property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. Our operating partnership’s tax depreciation deductions will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions.
Partnership Audit Rules
The Bipartisan Budget Act of 2015 changed the rules applicable to federal income tax audits of partnerships. Under these rules, among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level, absent an election to the contrary. It is possible that these rules could result in Partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these Partnerships, could be required to bear the economic burden of those taxes, interest, and penalties. Shareholders are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our shares of beneficial interest.
Sale of a Partnership’s Property
Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.
Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “— Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.
Legislative or Other Actions Affecting REITs
The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and Treasury which may result in statutory changes as well as revisions to regulations and interpretations. We cannot predict the long-term effect of any recent changes or any future law changes on REITs and their security holders. Prospective securityholders are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our securities.
State, Local and Foreign Taxes
We and/or you may be subject to taxation by various states, localities and foreign jurisdictions, including those in which we or a securityholder transacts business, owns property or resides. The state, local and foreign tax treatment may differ from the federal income tax treatment described above. Consequently, you are urged to consult your tax advisors regarding the effect of state, local and foreign tax laws upon an investment in our securities.
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
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through underwriters or dealers;

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directly to purchasers;

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in a rights offering;

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in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

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through agents;

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through a combination of any of these methods; or

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through any other method permitted by applicable law and described in a prospectus supplement. The prospectus supplement with respect to any offering of securities will include the following information:

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the terms of the offering;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price or initial public offering price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers;

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any commissions paid to agents; and

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any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.
In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.
Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE, the existing trading market for our common shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.
Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common shares, which are currently listed on the NYSE. We currently intend to list any common shares sold pursuant to this prospectus on the NYSE. We may elect to list any series of preferred shares on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.
Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.
If indicated in the prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.
Remarketing Arrangements
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
LEGAL MATTERS
The validity of the securities issued under this prospectus will be passed upon for us by Hunton Andrews Kurth LLP and, with respect to matters of Maryland law, by Venable LLP. The validity of any securities issued under this prospectus will be passed upon for any underwriters by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements and schedule of Pebblebrook Hotel Trust as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

8,000,000 Shares
6.375% Series G Cumulative Redeemable Preferred Shares of Beneficial
Interest (Liquidation Preference $25 Per Share)
PROSPECTUS SUPPLEMENT
May 6, 2021
Joint Book-Running Managers
Raymond James
Wells Fargo Securities
BofA Securities
BMO Capital Markets
Senior Co-Managers
Truist Securities
US Bancorp
PNC Capital Markets LLC
Co-Managers
Stifel
BBVA
Capital One Securities
Regions Securities LLC
Scotiabank
SMBC Nikko
TD Securities